As filed with the Securities and Exchange Commission on February 13, 2005.
                          Registration No. 333- 121845


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 Amendment No. 1
                                       To

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               INFINIUM LABS, INC.

                 (Name of small business issuer in its charter)



           DELAWARE                                   7389                                 65-1048794
(State or other jurisdiction of           (Primary Standard Industrial                    (IRS Employer
 corporation or organization)              Classification Code Number)               Identification Number)


                           2033 MAIN STREET, SUITE 309
                             SARASOTA, FLORIDA 34237
                                 (941) 556-8000
   (Address and telephone number of registrant's principal executive offices)

                               TIMOTHY M. ROBERTS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           2033 MAIN STREET, SUITE 309
                             SARASOTA, FLORIDA 34237
                               PH: (941) 556-8000
                               FAX: (941) 917-0782
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                             DARRIN M. OCASIO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                           1065 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10018
                              PHONE: (212) 930-9700
                               FAX: (212) 930-9725

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]
                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------- ----------------------- ---------------------- ----------------------
    Title of each class                             Proposed maximum       Proposed maximum
    of securities to be         Amount to be         offering price       aggregate offering          Amount of
       registered(1)             registered             per share         price registration            fee(2)
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                   3,696,130 (3)             $1.00               $3,696,130.00             $435.04
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                   46,656,000 (4)            $1.00              $46,656,000.00            $5,491.41
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                   8,699,978 (5)             $1.00               $8,699,978.00            $1,023.99
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                   5,437,487 (6)             $1.00               $5,437,487.00             $639.99
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                   5,437,487 (7)             $1.00               $5,437,487.00             $639.99
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                   5,787,485 (8)             $1.00               $5,787,485.00             $681.19
---------------------------- ------------------- ----------------------- ---------------------- ----------------------
Common stock                   1,552,000 (9)             $1.00               $1,552,000.00             $182.67
---------------------------- ------------------- ----------------------- ---------------------- ----------------------

Total Registration Fee                                                                               $9,094.27*

---------------------------- ------------------------------------------------------------------ ----------------------


* Previously paid.

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are either (i) outstanding; or (ii) issuable upon conversion of convertible debentures and the exercise of warrants by the selling stockholders. We are also registering such additional shares of common stock as may be issued as a result of stock-splits, stock dividends and similar transactions pursuant to Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 200% of the number of shares of our common stock issuable upon conversion of the convertible debentures, including one year of interest at 8%. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.


(2) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on December 30, 2004, as reported on the OTC Bulletin Board.

(3) Represents shares of common stock that are outstanding.

(4) Represents shares of common stock that may be issued upon the conversion of the 8% convertible debentures.

(5) Represents shares of common stock that may be issued upon the exercise of class A common stock purchase warrants.

(6) Represents shares of common stock that may be issued upon the exercise of class B common stock purchase warrants.

(7) Represents shares of common stock that may be issued upon the exercise of class C common stock purchase warrants.

(8) Represents shares of common stock that may be issued upon the exercise of class A-2 common stock purchase warrants.

(9) Represents shares of common stock that may be issued upon the exercise of common stock purchase warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed without notice. We and the selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling stockholder are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.


Subject to completion, dated February 12, 2005


PROSPECTUS

                                   77,266,567

                                     SHARES

                               INFINIUM LABS, INC.

                                  COMMON STOCK

This prospectus relates to the resale by selling stockholders of up to 77,266,567 shares of common stock of Infinium Labs, Inc.:

- up to 46,656,000 shares of common stock issuable to certain selling stockholders upon the conversion of principal and interest under 8% convertible debentures;

- up to 26,914,437 shares of common stock issuable to certain selling stockholders assuming the exercise of outstanding common share purchase warrants; and

- up to 3,696,130 shares of common stock currently outstanding.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.


Our common stock is quoted on the OTC Bulletin Board under the symbol "IFLB". On February 11, 2005 the closing bid price for one share of our common stock was $0.345.


OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 9 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is February __, 2005.


You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS


Prospectus Summary............................................................1
Risk Factors..................................................................8
Use of Proceeds...............................................................18
Nature of Trading Market......................................................16
Dividend Policy...............................................................19
Stock Purchase Agreements.....................................................
Plan of Operation.............................................................20
Business......................................................................22
Legal Proceedings.............................................................29
Management....................................................................31
Executive Compensation........................................................33
Security Ownership of Certain Beneficial Owners and Management................36
Certain Relationships and Related Transactions................................37
Description of Securities.....................................................38
Shares Eligible for Future Sale...............................................39
Selling Stockholders..........................................................40
Plan of Distribution..........................................................46
Legal Matters.................................................................48
Experts.......................................................................48
Where You Can Find Additional Information.....................................
Financial Statements............................................F-2 through F-45

                               PROSPECTUS SUMMARY

                                    BUSINESS


OVERVIEW

We are launching the Phantom Game Service, a broadband game delivery system designed for consumers to purchase and play games. The Phantom Game Service is a platform to deliver on-demand games, allowing consumers to search, preview and play a large selection of games online via a broadband Internet connection.

Since inception through September 30, 2004, we have incurred aggregate losses of $27,252,308. Our loss from operations for the nine month period September 30, 2004 was $24,375,192; our loss from operations for year ended December 31, 2003 was $2,877,116. In addition, we have an accumulated deficit as of 27,252,308 and we need approximately $22,000,000 to continue operations. Also we do not have a firm launch date for our product.

In their report dated December 11, 2003, our former independent auditors have expressed substantial doubt about our ability to continue as a going concern in our financial statements for the year ended October 31, 2003. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, a stockholders' deficit, and requirement for a significant amount of capital financing to proceed with our business plan.

                            Summary of Financial Data

      The summarized financial data presented below is derived from and should be read in conjunction with our financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis."


----------------------------------------------------------------------------------------------------
                                                     For the 9-month          For the 9-month
                                                      period ended              period ended
                                                   September 30, 2004        September 30, 2003
----------------------------------------------------------------------------------------------------
Revenue                                                    $0                       $0
----------------------------------------------------------------------------------------------------
Net Loss for the Period                               $24,375,192                $818,010
----------------------------------------------------------------------------------------------------
Loss Per Share - basic and diluted                       $0.26                     $0.01
----------------------------------------------------------------------------------------------------
                                                         As at                     As at
                                                   September 30, 2004       September 30, 2003
----------------------------------------------------------------------------------------------------
Working Capital                                      $(10,611,503)              $(830,123)
----------------------------------------------------------------------------------------------------
Total Assets                                           $1,285,366                 $82,164
----------------------------------------------------------------------------------------------------
Total Share Capital                                   $17,852,151                 $75,000
----------------------------------------------------------------------------------------------------
Deficit                                              $(27,252,308)              $(832,353)
----------------------------------------------------------------------------------------------------
Total Stockholders' Equity                            $(9,400,157)              $(757,353)
----------------------------------------------------------------------------------------------------

---------------------------------------------------------------
                                        For the year ended
                                         December 31, 2003
---------------------------------------------------------------
Revenue                                         $0
---------------------------------------------------------------
Net Loss for the Period                     $2,862,773
---------------------------------------------------------------
Loss Per Share - basic and diluted            $0.05
---------------------------------------------------------------

----------------------------------------------------------------------------
                                                           As at
                                                     December 31, 2003
----------------------------------------------------------------------------
Working Capital                                         $(661,628)
----------------------------------------------------------------------------
Total Assets                                             $760,416
----------------------------------------------------------------------------
Total Share Capital                                     $2,685,741
----------------------------------------------------------------------------
Deficit                                                $(2,877,116)
----------------------------------------------------------------------------
Total Stockholders' Equity                              $(191,375)
----------------------------------------------------------------------------

                                RECENT FINANCINGS

BRIDGE LOAN AGREEMENTS

October 20, 2004

As of October 20, 2004, we entered into a Bridge Loan Agreement with Hazinu Ltd, pursuant to which Hazinu advanced the principal amount of $300,000 to us on October 21, 2004 in exchange for (i) a 10% secured promissory note in such principal amount, (ii) 500,000 shares of our common stock, and (iii) warrants to purchase 500,000 shares of our common stock. The warrants are exercisable until October 31, 2009 at a purchase price of $0.50 per share.

In connection with this bridge financing, we paid a finder's fee to West Hastings Limited in the amount of $30,000 and issued 60,000 warrants on the same terms as above.

This prospectus relates to the resale of the shares of common stock issued and shares underlying warrants issued in the October 20, 2004 transaction.

October 27, 2004

As of October 27, 2004, we entered into a Bridge Loan Agreement with JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom, pursuant to which these lenders advanced an aggregate a principal amount of $300,000 to us on October 28, 2004 in exchange for (i) 10% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock multiplied by each lender's allocable share, which is defined as a fraction, of which the numerator is the lender's loan amount and the denominator is the aggregate loan amount, and (iii) warrants to purchase an aggregate of 500,000 shares of our common stock. The warrants are exercisable until October 31, 2009 at a purchase price of $0.50 per share.

In connection with this bridge financing, we paid a finder's fee to West Hastings Limited in the amount of $30,000 and issued 60,000 warrants on the same terms as above.

This prospectus relates to the resale of the shares of common stock issued and shares underlying warrants issued in the October 27, 2004 transaction.

On December 16, 2004, the October 20, 2004 and October 27, 2004 promissory notes were satisfied.

SECURITIES PURCHASE AGREEMENTS

                              A. December 13, 2004


On December 16, 2004, we closed a transaction pursuant to a Securities Purchase Agreement, dated as of December 13, 2004, with several accredited investors pursuant to which those accredited investors lent an aggregate principal amount of $1,160,000 to us in exchange for (i) 8% convertible debentures Series 04-02 in that aggregate principal amount, and (ii) Class 2004-A warrants to purchase 5,437,487 shares of our common stock, Class 2004-B warrants to purchase 5,437,487 shares of our common stock and Class 2004-C warrants to purchase 5,437,487 shares of our common stock. The aforementioned securities were issued to the Lender by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act. The

The debentures bear interest at 8% per annum and mature on December 16, 2005. The debentures are convertible into shares of our common stock, par value $.0001 per share. As currently in effect, the conversion price of the debentures means seventy-five percent of the lowest closing price during the five trading days ending on the trading day before the conversion date; provided, however, that in no event will such price be (x) more than $0.10 or (y) until the earlier of (I) the June 16, 2005 (II) the date after the closing date on which we file a registration statement on Form S-8 or (III) the date on which we first issue a mandatory conversion notice, lower than $0.10; provided, however, if certain events occur then the conversion price is fixed at $0.10.

Each of the warrants is exercisable until December 31, 2009, except that after the effective date of the registration statement which we have agreed to file for the resale of the lenders' shares, we may accelerate the expiration date of the Class B and Class C warrants to a date at least 3 trading days after the lender's receipt of that notice. The per share exercise prices of the warrants are: Class A - $0.10; Class B - $0.75; and Class C - $1.00.


The timely and full fulfillment of our obligations pursuant to the debentures have been personally guaranteed by Timothy M. Roberts, our chief executive officer and a director.

In connection with this financing, we paid a finder's fee to West Hastings Limited in the amount of $92,800 and issued 232,000 warrants at an exercise price of $0.50.

          December 28, 2004 - Amendment to December 13, 2004 Agreements

On December 28, 2004, the Securities Purchase Agreement dated December 13, 2004 and related Class A warrants, Registration Rights Agreement and debentures were amended. The material provisions are as follows:


Securities Purchase Agreement - If we complete the first tranche of a financing of no less than $12 million and in connection with such financing, retire or convert our debt (other than the convertible debentures), the conversion price of the debentures will be fixed at $0.10. We currently do not have any binding commitments with any third parties for such a financing. In addition, the investors received an aggregate of 250,000 shares of common stock. The exercise price of the Class A warrants and the Conversion price of the Debentures were amended as set forth above.

                              B. December 28, 2004


On December 28, 2004, we closed a transaction pursuant to a Securities Purchase Agreement, dated as of December 23, 2004, with several accredited investors pursuant to which those accredited investors lent an aggregate principal amount of $1,000,000 to us in exchange for (i) 8% convertible debentures Series 04-03 in that aggregate principal amount, and (ii) Class 2004-A-2 warrants to purchase 4,687,485 shares of our common stock. We received the net proceeds of this financing on January 6, 2005. The aforementioned securities were issued to the Lender by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

The debentures bear interest at 8% per annum and mature one year from issuance. The debentures are convertible into shares of our common stock, par value $.0001 per share. The conversion price of the debentures means seventy-five percent of the lowest closing price during the five trading days ending on the trading day before the conversion date; provided, however, that in no event will such price be (x) more than $0.10 or (y) until the earlier of (I) June 16, 2005, (II) the date after the closing date on which we file a registration statement on Form S-8 or (III) the date on which we first issue a mandatory conversion notice, lower than $0.10; provided, however, if certain events occur then the conversion price is fixed at $0.10.


The warrants are exercisable until December 31, 2009. The per share exercise price of the warrants is $0.10.

The timely and full fulfillment of our obligations pursuant to the debentures have been personally guaranteed by Timothy M. Roberts, our chief executive officer and a director.


In connection with this financing, we have paid a finder's fee to West Hastings Limited in the amount of $80,000 and issued 200,000 warrants at an exercise price of $0.50.

This prospectus relates to the resale of the shares of common stock issued and shares underlying warrants issued to be issued in the December 13 and 28, 2004 transaction.

          December 28, 2004 - Amendment to December 23, 2004 Agreements

On December 28, 2004, the Securities Purchase Agreement dated December 23, 2004 and related warrants, Registration Rights Agreement and debentures were amended. The material provisions are as follows:


Securities Purchase Agreement - If we complete the first tranche of a financing of no less than $12 million and in connection with such financing, retire or convert our debt (other than the convertible debentures), the conversion price of the debentures will be fixed at $0.10. We currently do not have any binding commitments with any third parties for such a financing. In addition, the investors received an aggregate of 500,000 shares of common stock. The exercise price of the Class A warrants and the Conversion price of the Debentures were amended as set forth above.

                         NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 46,656,000 shares of our common stock which may be issued to certain selling stockholders upon the conversion of principal and interest under 8% convertible debentures, and up to 26,914,437 shares of common stock which may be issued to the selling stockholders upon the exercise of outstanding common share purchase warrants issued in connection with the private placement of the 8% convertible debentures. In addition, this prospectus covers the resale of up to 3,696,130 shares of common stock owned by the selling stockholders. The selling stockholders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling stockholders may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution."

                          NUMBER OF SHARES OUTSTANDING

There were 119,344,309 shares of our common stock issued and outstanding as at December 31, 2004.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

                                EXECUTIVE OFFICES

Our executive offices are located at 2033 Main Street Suite 309, Sarasota, Florida 34237. Our Sarasota telephone number is (941) 556-8000 and our website is www.infiniumlabs.com. The information on our website is not part of this prospectus. Our product development / engineering offices are located at 1191 2nd Avenue, Suite 500, Seattle, Washington 98101. Our marketing offices are located at 11 Penn Plaza, 5th Floor, New York City, New York 10001. We are in the process of consolidating our Sarasota operations to our Seattle office and intend that it will serve as our executive offices when that consolidation is completed.

                                  Risk Factors


An investment in our common stock involves a number of very significant risks. You should carefully consider the all of following material risks before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.


               RISKS RELATED TO SOME OF OUR OUTSTANDING SECURITIES

THE LARGE NUMBER OF SHARES UNDERLYING THE 8% CONVERTIBLE DEBENTURES AND WARRANTS MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


As of December 30, 2004, we had 119,344,309 shares of common stock issued and outstanding and an obligation to reserve 46,656,000 shares issuable upon conversion of the debentures. In addition, we have outstanding options and warrants to purchase 53,123,719 shares of common stock. Under certain circumstances described in the next risk factor, the number of shares of common stock issuable upon conversion of the outstanding debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


IF CERTAIN CONDITIONS ARE MET, THE ADJUSTABLE CONVERSION PRICE FEATURE OF THE 8% CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The conversion price of the debentures means seventy-five percent of the lowest closing price during the five trading days ending on the trading day before the conversion date; provided, however, that in no event will such price be (x) more than $0.10 or (y) until the earlier of (I) the Scheduled Expiration Date, (II) the date after the closing date on which we file a registration statement on Form S-8 or (III) the date on which we first issue a mandatory conversion notice, lower than $0.10; provided, however, if a certain events occur then the conversion price is fixed at $0.10. The term "Scheduled Expiration Date" means April 16, 2005, except that, if prior to that date we file with the SEC a definitive proxy statement seeking stockholder authorization at a meeting of stockholders scheduled to be held no later than June 16, 2005 to amend our certificate of incorporation to increase our authorized shares to at least 400 million shares, it means June 16, 2005.

Accordingly, if one of the above triggering events occur, the conversion price will fluctuate with the market price of our common stock and the number of shares we will be required to issue will increase, perhaps substantially.

If we complete the first tranche of a financing of no less than $12 million and in connection with such financing, retire or convert our debt (other than the convertible debentures), the conversion price of the debentures will be fixed at $0.10

The following is an example of the number of shares of our common stock that are issuable, upon conversion of the debentures, based on market prices 25%, 50% and 75% below the current conversion price of $0.10.

Percentage of                            With           Number of Shares
% Below Market    Price Per Share   Discount of 25%          Issuable          Outstanding Stock
--------------    ---------------   ---------------          --------          ----------------
       25%          $0.075               $0.056              38,571,428              24.30%
       50%          $0.050               $0.037              58,378,378              32.70%
       75%          $0.025               $0.018             120,000,000              49.97%


As illustrated, upon a triggering event described above, the number of shares of common stock issuable upon conversion of the debentures will increase if the market price of our stock declines below $0.10, which will cause dilution to our existing stockholders and require us to file a new registration statement to cover the additional shares of common stock because there is no limit on the number of shares that may be issued in connection with a downward spiraling market.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF THE 8% CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

Upon certain triggering events described above, the debentures are convertible into shares of our common stock at a 25% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, even prior to the time of actual conversions, exercises, and public resales, the market "overhang" resulting from the mere existence of our obligation to honor such conversions or exercises could depress the market price of our common stock.

THE ISSUANCE OF SHARES UPON ANY CONVERSION OF THE 8% CONVERTIBLE DEBENTURES OR EXERCISE OF OUTSTANDING WARRANTS WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the debentures and exercise of warrants will result in substantial dilution to the interests of other stockholders since the selling stockholders would likely thereafter sell the shares issued upon such conversion. Although, pursuant to their terms, each selling stockholder individually may not convert their debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock at a given point in time, this restriction does not prevent each selling stockholder from converting and/or exercising some of their holdings seriatim. In this way, the selling stockholders could sell more than the 4.99% limit while never owning at any time more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY THE 8% CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

The debentures are due and payable, with 8% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default as described in the debentures could require the early repayment of the debentures, including a default interest rate of 18% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the debentures. If we are required to repay the debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                    RISKS RELATED TO OUR BUSINESS AND COMPANY

WE REQUIRE ADDITIONAL FINANCING IN ORDER TO CONTINUE IN BUSINESS AS A GOING CONCERN, THE AVAILABILITY OF WHICH IS UNCERTAIN. WE MAY BE FORCED BY BUSINESS AND ECONOMIC CONDITIONS TO ACCEPT FINANCING TERMS WHICH WILL REQUIRE US TO ISSUE OUR SECURITIES AT A DISCOUNT, WHICH COULD RESULT IN FURTHER DILUTION TO OUR EXISTING STOCKHOLDERS.

As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we require additional financing to fund our operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS, WHICH RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY CAUSE US TO GO UT OF BUSINESS.


Since inception through September 30, 2004, we have incurred aggregate losses of $27,252,308. Our loss from operations for the nine month period ended September 30, 2004 was $24,375,192. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.


WE WILL REQUIRE ADDITIONAL FUNDING TO LAUNCH OUR PHANTOM GAME SERVICE AND IF WE ARE UNSUCCESSFUL IN OBTAINING ADDITIONAL FUNDING, WE WILL BE UNABLE TO EXECUTE OUR BUSINESS PLAN AND GO OUT OF BUSINESS.


We will need to obtain additional funding in order to:

o fund the final phases of product development and launch of our Phantom Gaming Service;
o finance additional growth and working capital requirement;
o respond to competitive pressures; and
o respond to other opportunities or challenges as they arise.


We expect that additional equity financing will result in substantial dilution of our stockholders. Debt financing will result in higher interest expense. The amount of any such debt cannot be predicted at this time, nor can our ability to obtain or service such debt be predicted. Moreover, there is no assurance that future equity or debt financing will be available on terms acceptable to us. Failure to obtain additional financing could cause us to go out of business.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE ARE UNABLE TO ACCURATELY FORECAST OUR REVENUES, AND A SHORTFALL IN REVENUES COULD CAUSE A MATERIAL ADVERSE EFFECT IN OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

We currently intend to increase our operating expenses substantially in order to, among other things:

o expand our current operating expenses;
o fund sales and marketing activities;
o manufacture inventory; and
o incur capital expenditures.


See "PLAN OF OPERATION - Cash Requirements." Our expense levels are based, in part, on our expectations with regard to potential future revenues, and to a large extent such expenses will be fixed, particularly in the short term. To the extent we are not successful in generating such revenues, we may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce our operating expenses, causing us to forego potential revenue-generating activities, either of which could cause us to go out of business. In addition, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing or marketing decisions that may adversely affect our revenues. Retail sales revenue is also subject to seasonal fluctuations. These factors add to the difficulty in accurately forecasting revenue.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY AND THE VIDEO GAME INDUSTRY IS RAPIDLY CHANGING, WE ARE UNABLE TO ACCURATELY FORECAST OUR ACTUAL COSTS OF OPERATIONS, AND INCREASED COSTS OF OPERATIONS COULD CAUSE US TO GO OUT FO BUSINESS.

Because we have a limited operating history and because the video game and online gaming markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands, our costs may change dramatically over time. For example, in the event that the cost to manufacture the Phantom Game Receiver is higher than projected or our manufacturing costs increase dramatically, we may not be able to generate profit, which may cause us to go out of business. As a further example, in the event that the cost to host and download games on our Phantom Game Service is higher than projected or in the event that those costs increase dramatically over time, we may not be able to generate profit, which may cause us to go out of business.


IF WE ARE NOT ABLE TO OBTAIN DESIRABLE GAME CONTENT, OUR PHANTOM GAME SERVICE WILL NOT BE ATTRACTIVE TO CONSUMERS.

We must obtain access to desirable games to make our Phantom Game Service and Phantom Game Receiver attractive to consumers. We may not be able to obtain adequate desirable games for our Phantom Game Service due to a number of factors, including existing relationships or contracts between game developers and the dominant video game manufacturers, our limited operating history and our limited financial resources. There are some desirable games that are available only on proprietary platforms and to which we will likely never gain access. Even if we are able to obtain desirable game titles, we may not be able to gain access to them when they are first released. If our competitors have access to the most desirable games before we obtain such access, it will be more difficult for us to attract customers to our Phantom Game Service.

WE WILL DEPEND ON A LIMITED NUMBER OF THIRD PARTIES TO MANUFACTURE, DISTRIBUTE, AND SUPPLY CRITICAL COMPONENTS AND SERVICES FOR THE PHANTOM GAME RECEIVER AND OUR PHANTOM GAME SERVICE. WE MAY BE UNABLE TO OPERATE OUR BUSINESS IF THESE PARTIES DO NOT PERFORM THEIR OBLIGATIONS.

Our Phantom Game Service will be enabled through the use of the Phantom Game Receiver, which we expect will be manufactured by a third-party contract manufacturer. We expect to rely on sole suppliers for a number of key components for the Phantom Game Receiver and Phantom Game Service. We will not control the time and resources that these third parties devote to our business. We cannot be certain that these parties will perform their obligations as expected or that any revenue, cost savings, or other benefits will be derived from the efforts of these parties. If any of these parties breaches or terminates its agreement with us or otherwise fails to perform their obligations in a timely manner, we may be delayed or prevented from commercializing our Phantom Game Service. Because our relationships with these parties are expected to be non-exclusive, they may also support products and services that compete directly with us, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our Phantom Game Service. This outcome would harm our ability to compete effectively and achieve increased market acceptance and brand recognition.

If our manufacturing relationships are not successful, we may be unable to satisfy demand for our Phantom Game Service and the Phantom Game Receiver. The ability of our manufacturers to reach sufficient production volume of the Phantom Game Receiver to satisfy anticipated demand is subject to delays and unforeseen problems such as defects, shortages of critical components and cost overruns.

Moreover, our manufacturers will require substantial lead times to produce anticipated quantities of the Phantom Game Receiver. Delays, product shortages and other problems could impair our retail distribution and brand image and make it difficult for us to attract customers. In addition, the loss of a manufacturer would require us to identify and contract with alternative sources of manufacturing, which we may be unable to do and which could prove time-consuming and expensive.

WE HAVE LIMITED EXPERIENCE IN OVERSEEING MANUFACTURING PROCESSES AND MANAGING INVENTORY AND FAILURE TO DO SO EFFECTIVELY MAY RESULT IN SUPPLY IMBALANCES OR PRODUCT RECALLS.

We intend to contract the production of the Phantom Game Receiver to a third-party manufacturer. We expect to sell these units to retailers and distributors. As part of this effort, we expect to maintain some finished goods inventory of the units throughout the year. Overseeing manufacturing processes and managing inventory are outside of our core business and our experience in these areas is limited. If we fail to effectively oversee the manufacturing process and manage inventory, we may suffer from insufficient inventory to meet consumer demand or excess inventory. Ineffective oversight of the manufacturing process could also result in product recalls.

WE EXPECT TO DEPEND ON RETAIL DISTRIBUTION TO SELL THE PHANTOM GAME RECEIVER AND SUBSCRIPTIONS TO THE PHANTOM GAME SERVICE AND IF RETAILERS ARE NOT SUCCESSFUL OR ARE UNWILLING TO SELL OUR PRODUCTS AND SERVICES, WE MAY BE UNABLE TO SELL TO CONSUMERS.


We plan to distribute the Phantom Game Receiver and sell subscriptions to our Phantom Game Service through traditional brick-and-mortar retailers. In the event that retailers are reluctant to sell our products and services or in the event that their proposed financial terms are unacceptable to us, we would be forced to seek alternative channels of distribution, potentially delaying the introduction of our Phantom Game Service or slowing the growth of our subscriber base, which may cause us to go out of business.


OUR PHANTOM GAME SERVICE AND PHANTOM GAME RECEIVER, WHILE COSTLY TO DEVELOP, MAY FAIL TO GAIN MARKET ACCEPTANCE. IF OUR PRODUCTS AND SERVICES DO NOT GAIN MARKET ACCEPTANCE, WE MAY BE UNABLE TO OPERATE OUR BUSINESS.


We plan to invest a significant amount of money and resources in the launch of our Phantom Game Service and Phantom Game Receiver. However, our Phantom Game Service and Phantom Game Receiver are unproven and may fail to gain market acceptance. Because the market for our Phantom Game Service and Phantom Game Receiver is new and evolving, it is difficult to predict the size of the market and its rate of growth, if any. We cannot assure you that the market for video game or online gaming entertainment services will continue to develop or be sustainable. If the market for the Phantom Game Service fails to develop, develops more slowly than expected or becomes more competitive than is currently expected, we may no be able to keep up and go out of business.

WE MAY BE UNABLE TO ANTICIPATE CHANGES IN CONSUMER DEMANDS, AND IF WE ARE UNABLE TO EFFECTIVELY MEET CONSUMER DEMAND, WE WILL NOT MAKE SALES AND GO OUT OF BUSINESS.


Our Phantom Game Service appeals primarily to children, teenagers and young adults, whose preferences cannot be predicted with certainty and are subject to rapid change. Our success will depend on our ability to identify gaming and entertainment trends as well as to anticipate, interpret, and react to changing consumer demands in a timely manner.


We cannot provide assurances that we will be able to continue to offer the types of games that appeal to our consumers, or that we will satisfy changing consumer demands in the future. If we misjudge the market for our Phantom Game Service, our sales may decline significantly, which may lead us to bankruptcy.


WE WILL FACE COMPETITION FROM A NUMBER OF SOURCES, WHICH MAY IMPAIR OUR REVENUES, INCREASE OUR CUSTOMER ACQUISITION COST, AND HINDER OUR ABILITY TO GENERATE NEW CUSTOMERS.

While we are not aware of any direct competitors to our Phantom Game Service, we will indirectly with a large number of hardware manufacturers, Internet sites, media companies, and other companies providing gaming and entertainment services. Our competitors include companies offering gaming and entertainment services either on a stand alone basis or integrated into other products and media properties; vertical markets where competitors may have advantages in expertise, brand recognition, and other factors; and manufacturers of personal computers or game consoles who may develop their own Internet portals to which they would direct their customers.

Our competitors generally have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than ours. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products or services to address the needs of our prospective customers. We cannot be certain that we will be able to successfully compete against current or future competitors. In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies or companies to provide or enhance such capabilities. Any of these efforts will take resources we may not have, which may force us to go out of business.

WE DEPEND ON A NUMBER OF KEY PERSONNEL, AND THEIR LOSS MAY CAUSE US TO GO OUT OF BUSINESS.

Our success will depend upon our senior management and key sales and technical personnel, particularly Timothy M. Roberts, our Chairman and CEO, and Kevin Bachus, our President and COO. The loss of the services of one or more of these persons may cause us to go out of business. Our success also depends on our ability to attract and retain qualified technical, sales and marketing, customer support, financial and accounting, and managerial personnel. Competition for such personnel in the video game entertainment industry is intense, and we cannot be certain that we will be able to retain our key personnel or that we can attract, integrate or retain other highly qualified personnel in the future.


WE MAY BE UNABLE TO SUCCESSFULLY MANAGE RAPID GROWTH, AND THE FAILURE TO DO SO COULD HARM OUR BUSINESS.

We plan to dramatically increase the scope of our operations in both sales and marketing as well as technological development. We expect that we will need to expand and improve our financial and managerial controls, reporting procedures and systems. This rapid growth and expansion in operations will place a significant strain on our managerial, operational and financial resources. We expect the number of our employees to increase in the future. To successfully compete in the evolving gaming industry, we must implement financial and management controls; maintain our reporting systems and procedures; continue to scale our serving systems and upgrade their functional capabilities; and expand, train, retain and manage our work force. We cannot be certain that our systems, procedures or controls will be adequate to support our expanding operations, or that management will be able to respond effectively to such growth. Our future results of operations also depend on the expansion of our sales, marketing and customer support departments.

CONSUMERS WILL NEED A BROADBAND INTERNET CONNECTION TO ACCESS OUR PHANTOM GAME SERVICE, AND IF BROADBAND IS NOT WIDELY ADOPTED BY CONSUMERS, THE POTENTIAL MARKET FOR OUR PRODUCTS AND SERVICES COULD BE LIMITED.

Our anticipated revenues and profits from our Phantom Game Service are dependent upon the widespread acceptance and use of broadband Internet access. Rapid growth in the use of broadband Internet is a recent phenomenon and there can be no assurance that this growth will continue, or that a sufficiently broad base of consumers will adopt broadband as a method of accessing the Internet. For us to be successful, consumers must accept and use broadband as a method of accessing the Internet.

OUR CUSTOMERS WILL ACCESS OUR PHANTOM GAME SERVICE THROUGH A BROADBAND INTERNET CONNECTION, AND IF THEY CANNOT RELIABLY ACCESS THE INTERNET, THEY MAY CANCEL THEIR SUBSCRIPTIONS TO OUR PHANTOM GAME SERVICE, REDUCING OUR REVENUES.

Our success will depend, in large part, upon the maintenance of the Internet infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products such as high speed modems, for providing reliable Internet access and services and improved content. The Internet infrastructure may not continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to spend considerable amounts to adapt our solutions accordingly. Furthermore, the Internet has experienced a variety of outages and other delays due to damage to portions of its infrastructure. Such outages and delays could negatively impact our customers' use of the Phantom Game Service and could lead to cancellation of subscriptions, which would reduce our revenues.

WE ARE SUBJECT TO U.S. AND FOREIGN GOVERNMENT REGULATION OF THE INTERNET, AND COMPLYING WITH THESE REGULATIONS COULD IMPOSE SIGNIFICANT COSTS.

Our subscribers will require a broadband connection to the Internet in order to access our Phantom Game Service. Existing laws and regulations applicable to the Internet relate to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, content regulation, quality of products and services and intellectual property ownership and infringement. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Internet.

Several federal laws could have an impact on our business. The Digital Millennium Copyright Act is intended to reduce the liability of online service providers for listing or linking to third-party Websites that include materials that infringe copyrights or other rights of others. The Children's Online Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate Internet transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could have a material adverse effect on our business, operating results and financial condition.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO SECURE AND PROTECT PATENTS, TRADEMARKS AND OTHER PROPRIETARY RIGHTS.

Our success and ability to compete will be substantially dependent on our internally developed technologies and trademarks, which we plan to protect through a combination of patent, copyright, trade secret and trademark law. Our patent applications or trademark applications may not be approved. Even if they are approved, such patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of such trademarks will be restricted unless we enter into arrangements with such third parties that may be unavailable on commercially reasonable terms.

We generally enter into confidentiality or license agreements with our employees, consultants and corporate partners, and generally control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

We may license in the future elements of our trademarks, trade dress and similar proprietary rights to third parties. While we attempt to ensure that the quality of our brand is maintained by these business partners, such partners may take actions that could materially and adversely affect the value of our proprietary rights or our reputation. Our proprietary rights may not be viable or of value in the future since the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries is uncertain and still evolving.

            RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK

THE "PENNY STOCK RULE" COULD MAKE IT CUMBERSOME FOR BROKERS AND DEALERS TO TRADE IN OUR COMMON STOCK, MAKING THE MARKET FOR OUR COMMON STOCK LESS LIQUID WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker-dealer to:

o make a special suitability determination for purchasers of our shares;

o receive the purchaser's written consent to the transaction prior to the purchase; and

o deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

              SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                 USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Our common stock is traded on the OTC Bulletin Board under the symbol "IFLB." Our stock was not actively traded until January 8, 2004, and the following table sets forth, for the periods indicated, the high and low bid prices. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions.

         Period                                   High          Low
         ------                                   ----          ---
 1/8/04 through 3/31/04                           2.50         0.30
 4/1/04 through 6/30/04                           2.02         0.92
 7/1/04 through 9/30/04                           1.75         0.31
10/1/04 through 12/31/04                          1.45         0.19


We currently have outstanding 119,344,309 shares of our common stock and have approximately shareholders.


                                 DIVIDEND POLICY

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose.

EQUITY COMPENSATION PLANS

Our 2003 Stock Incentive Plan was terminated on and no options were issued under this plan. We currently do not have any equity compensation plans in place.


                                PLAN OF OPERATION


We are currently in the development stage of operations and expect to be in that mode for at least the next three to six months. Our goal is to commence the launch of the Phantom Game Service in the second quarter of 2005. Our primary mission is to sell video games to consumers who subscribe to our service, which is a combination of gaming hardware, software and secure online digital distribution.

The Company is characterized as a development company until it launches the Phantom Game Service. All product development and testing has been completed. The company does not face risk associated with development, but the company faces certain risk if it fails to secure the required funding to launch the service. At this point management feels that there exists a 9-12 month window to bring the product to market without a competitor taking first mover advantage.

Any delays in launch are not based on product development or content acquisition, as those key elements are in place. Any delays to market are based upon securing the proper amount of funding required to fund the existing Operating Plan. The Company anticipates that it will take 120-150 days to bring the service to market, post funding. Most of that time will be required to manufacture and ship the Phantom Game Receiver and to complete the Electronic Content Delivery.

In the situation where the Company fails to raise the required $11.5 million to launch the Phantom Gaming Service, the company has contingency plans to carry the business going forward. One such scenario involves the Company allowing other hardware manufactures to produce the Phantom Game Receiver. In this example the company's business will be Content Acquisition, Channel Programming and Electronic Content Distribution.

The company has hit all its internal milestones for product development, content licensing and marketing planning. The Phantom Game Receiver has been designed; working prototypes have been built and tested. The Company has contractually secured an ample amount of premium games content to launch its Service. The content delivery and customer support infrastructure has been designed and is awaiting development. The initial subscriber sell thru milestone is 3,000 subscribers in the first month of launch.


We intend to pursue product development and marketing activities, concentrating primarily on the creation of the Phantom Game Service and on generating consumer demand. We are in the latter stages of negotiations with PC component suppliers and contract manufacturers to provide engineering support services, necessary parts and fabrication and assembly of hardware units. We are also in the latter stages of negotiations with data center operators to host our servers and with other providers to perform our customer support functions. Consistent with our business strategy, we have entered into a development agreement with respect to the engineering and industrial design of the Phantom Game Service.


Infinium Labs, Inc., has development agreements with Teague and BIOSTAR(R) Microtech International Corp. for engineering and industrial design of the Phantom Game Service. The company had two contracts with Walter Dorwin Teague for development of the industrial design of the Phantom Game Receiver and Lapboard. Terms were standard time and materials, work-for-hire. The work is complete and the company owns the designs. The company is filing design and utility patents to cover this work. The company has a development agreement in place with BIOSTAR(R) for the Phantom Game Receiver mainboard and graphics adapter. Terms are: 1/2 the total amount ($156k) due at signing; 1/4 ($78k) due before ship of pilot production units from Biostar to IFLB; 1/4 ($78k) due on acceptance of pilot units by IFLB. The end design product will be wholly owned by the company. This work is ongoing.


We have identified a core group of potential customers/distribution partners for the Phantom Game Service and Phantom Game Receiver and continue to meet with these potential partners on a regular basis. We expect to announce some of our distribution partners during the first quarter of 2005.

Our goal is to enter into distribution arrangements with several or more of these parties whereby each partner will purchase the Phantom Game Receiver through a purchase order process and resell the systems to their customers. In exchange, these partners will receive a share of the recurring subscription and/or software sales/rental revenues.


We have contracted with Pinnacle Marketing Group and Summit Sales to assist Infinium Labs with launching the Phantom Game Service into the retail channel.


In keeping with our goal to develop a library of available games, we have entered into agreements with over 20 publishers, including Vivendi Universal Games, Atari Inc., Riverdeep and Eidos, to supply content. We currently are in negotiations with many other major game publishers with which we expect to build similar content-supplying relationships.


We have signed agreements with the following content providers:

Atari
Chronic Logic
Codemasters
Eidos
Enlight Interactive
Framework Studios
Gamerblitz
Gameware
GarageGames.com
O-3 Entertainment
Riverdeep

The following are estimated prices for the Phantom Game Receiver, a basic monthly subscription, an enhanced subscription and games that might be included in a basic subscription.

Phantom Game Receiver: $299.95
Activation Fee: $19.99 one time fee
Basic Subscription: $19.95 monthly, with a 2 year commitment.
Enhanced Subscription: (not available at launch)
Game Store: $9.95-$54.95 per game purchased, depending on title.

Subscribers are able to play up to 10 games per month out of Phantom's Basic Tier library of over 200+ titles (over $300 game play value per month). Each month the subscriber may choose to pick new games, continue to play the same games or purchase any favorites from the previous month.

Some examples of games that may be included in the Basic Subscription are:
Unreal Tournament, Quake, Men of Valor, Mafia, Neverwinter, Nights, Baldur's Gate, Sacred, Vampire the Masquerade: Redemption, Civilization: Call to Power II, Tropico, Railroad Tycoon II Platinum Edition, Battleground 5: Antietam, Deus Ex, Tom Clancy's Rainbow Six, Uru: Ages Beyond, Myst, Deer Hunter 2004, Backyard Baseball, Backyard Basketball, Backyard Soccer, Microsoft Links Golf , Pro Bass Fishing, Austin Powers Pinball, Celebrity Deathmatch, Tournament Chess 2,
Pitfall: Mayan Adventure, Trivial Pursuit.

Phantom Game Store allows subscribers the ability to purchase any game, anytime from an extensive library of over 500 titles. Once purchased the downloaded games remain on the hard drive of subscriber's Phantom Game Receiver, where updates, versions and patches are maintained by the Company. The library of available games at launch range from recent releases to classic favorites, the Phantom Game Store offers something for everyone in the family ranging in price from $9.95 to $54.95

Examples of Games in the Phantom Store are: Unreal Tournament 2004, Far Cry, Call of Duty,Tom Clancy's Splinter Cell: Pandora Tomorrow, Warcraft III, Beyond Good and Evil, The Suffering, Rise of Nations.

The consumer will own all the games he or she downloads to the Phantom Game Receiver and will not lose the games if the consumer cancels his or her subscription. Subject to local hard drive space, purchased games can still be played on the Phantom Game Receiver after the consumer cancels his or her subscription. If the consumer renews the subscription, full access to all games will be restored.

At this point in time, the company has achieved the following milestones: The Phantom Game Console has been designed; working prototypes have been built and tested. The Company has contractually secured game content to launch its Service. The content delivery and customer support infrastructure has been designed and is awaiting development. The unachieved component is securing at least $11.5 million in funding for launch. The Company will require approximately 120-150 days post financing to launch the Phantom Gaming Service. The initial subscriber sell thru milestone is 3,000 subscribers in the first month of launch.



CASH REQUIREMENTS

We estimate that based on our current business strategy, we will have operating cash requirements over the next twelve months of approximately $22,200,000. We estimate we will need approximately $11,500,000 to launch the Phantom Game Service and sell the first 10,000 units of the Phantom Game Receiver, as follows:

Operating expenses,  including  employee salaries and benefits,  office expenses,  rent expense,  legal and  accounting,  financing  fees, publicity, investor
     relations, net of payables..................................         $3,600,000
Marketing........................................................          3,100,000
Manufacturing of Inventory (Net of Revenues).....................          3,600,000
Capital Expenditures.............................................          1,200,000
Total Cash Requirements..........................................        $11,500,000
                                                                          ==========

After launch, we estimate that we will need approximately $10,700,000 to achieve cash flow break-even, as follows:

Operating expenses, including employee salaries and benefits, office expenses, rent expense, legal and accounting, financing fees, publicity, investor
     relations, net of payables..................................        $11,200,000
Marketing........................................................         17,100,000
Manufacturing of Inventory (Net of Revenues).....................       (18,100,000)
Capital Expenditures.............................................            500,000
                                                                          ----------
Total Cash Requirements                                                  $10,700,000
                                                                         ===========

Our estimate of operating expenses represents the expenditures we anticipate incurring in the operation of our business. Our estimated operating expenses for the next 16 months includes $7,600,000 of employee salaries and corresponding benefits.


In addition to negotiations with the debt holders to convert their notes to equity in order to reduce our debt service expense, the Company is pursuing additional bridge financing, plans on issuing additional shares of equity into a volatile equity market and using the cash proceeds from the sales of its receiver and service to meet the Company's long term capital needs. If the Company does not close on sufficient bridge financing transactions, issue sufficient additional shares of equity into a volatile equity market or is unable to launch its service when currently planned, the Company will need to raise additional capital from other sources or curtail its proposed spending and delay the product launch date.


We will seek to increase consumer demand for the Phantom Game Service through a number of significant marketing programs, ranging from traditional paid advertising to sponsorships and publicity. We maintained a significant presence at the 2004 Electronic Entertainment Expo (E3), which was held May 12-14, 2004, at the Los Angeles Convention Center. This event is the preeminent annual sales conference for the video game industry, and we showcased the Phantom Game Receiver and Phantom Game Service during this event. We estimate that our marketing plan will require approximately $20,200,000 over the next 16 months, dedicated to the following activities:

Marketing, Promotions & Channel...............................  $8,900,000
Advertising...................................................   6,900,000
Printing, Reproduction and Website............................   3,300,000
Trade Shows...................................................   1,100,000
                                                               -----------
     Total.................................................... $20,200,000
                                                                ==========


Expected Marketing Budget Breakdown
12 Month Forecast

Assumptions:

o Total subscribers acquired (less churn/theft) in 12 month period: 97,981
o Per subscriber acquisition cost: 10,000 subscribers in 3 month regional launch: $310
o Per subscriber acquisition cost: 87,981 in remaining 9 months: $150
o Total 12 month marketing budget: $16.7M (including past due accounts payable)

Expected Marketing Tactics Include:

BROADCAST (32%)
Spot Network/Cable
National Network/Cable TV
Spot Radio
National Radio

CHANNEL (27%)
Promotions
MDF
Jobbers
Sales Training

MARKETING (10%)
Research
Promotions Agency
Advertising Agency
Public Relations
Consulting

TRADE SHOWS (7%)
E3, CES, IEMA

PROMOTIONS (6%)
Merchandising
Demo SWAT Teams & Viral
Direct Marketing
Events & Sponsorships

PRINT (6%)
Gaming & Consumer Books

PRODUCTION (5%)
Print, Web, TV
Corp Video (in-store, CES, press)

INTERNET (5%)
Traditional
Viral
Search Engine Optimization
Phantom Web Site Design
Phantom Web Site Development

ALTERNATIVE (2%)
Outdoor, TiVO, SMS


Our current strategic plan does not indicate a need for material capital expenditures in the conduct of marketing or distribution activities. Advertising costs are expensed either in the periods in which those costs are incurred or the first time the advertising takes place. We currently employ 6 full-time individuals for marketing, distribution and content acquisition.


The Company believes it has completed all the Research and Development required in launching the Phantom Game Service and Phantom Game Receiver. We continue to refine processes by seeking better, faster and more cost effective ways to deliver our goods and services.


SOURCES OF CAPITAL


As of September 30, 2004, we had cash on hand of $20,991 which represents the remaining proceeds from the sale of common stock during 2004 for aggregate proceeds of $3,589,987 and from bridge financing transactions completed in an aggregate amount of $8,192,260. Subsequent to September 30, 2004 we have completed additional bridge financing transactions totaling $2,160,000.These proceeds have been used as follows:

$3.8 million    Payroll, Payroll Taxes and Employee Benefits

$2.4 million    Consultants

$2.4 million    Development Costs

$1.4 million    Conventions & Trade Shows

$1.3 million    Advertising & Marketing

Balance of funds spent on General & Administrative expenses.

The Company is actively pursuing additional bridge financing and issuing additional shares of equity into a volatile equity market to meet its capital needs for the short term. In addition, the Company is in negotiations with the debt holders to convert their notes to equity in order to reduce our debt service expense. The Company plans on issuing additional shares of equity into a volatile equity market and using the cash proceeds from the sales of its receiver and service to meet the Company's long term capital needs. If the Company does not close on sufficient bridge financing transactions, issue sufficient additional shares of equity into a volatile equity market or is unable to launch its service when currently planned, the Company will need to raise additional capital from other sources or curtail its proposed spending and delay the product launch date.

                                    BUSINESS

OVERVIEW


Currently the Company's business activities are solely dedicated to the development of the Phantom Game Receiver and the Phantom Game Service. Infinium's Product Development engineering team has successfully completed and tested the advanced beta version of the Phantom Game Receiver and Phantom Game Service as demonstrated at the 2005 Consumer Electronics Show (CES). At this time the Company believes that its Content Management Group has secured distribution rights to enough Video Game content to deliver a compelling offering for the consumer. While we continue to define our retail distribution partners, the Company does not believe that securing proper retail distribution partners will be an issue.

The Company is currently seeking funding for the launch of the Phantom Game Service and manufacture of the Phantom Game Receiver. Management estimates that the Phantom Game Receiver and Phantom Game Service will be available for launch 120-150 after it has secured funding of the first $11.5 million.

The Phantom Game Receiver is a "family room" unit derived from existing PC (Personal Computer) technologies and designed to work seamlessly with the Phantom Game Service. The Phantom Game Receiver and Service provide integration of broadband receiver hardware, subscription-based service and streaming game delivery network, allowing consumers to try, purchase and play PC-based games from a catalog of new and classic titles from the comfort of their living room.

To access the Phantom Game Service, our customers will pay a monthly subscription fee. Subscribers will have access to a number of free games and will be able to purchase or demo games from a library of titles. Subscribers will have access to community features and will be able to learn about the latest games and to try new release titles. If subscribers purchase a game, they will have full access to the title for the life of their subscription, as well as access to any modifications, updates or additional content made available for the game.

The Phantom Game Receiver is a "family room" unit that is designed to fit in an entertainment center and be integrated into a family's home entertainment system. The Phantom Game Receiver connects to any standard television, as well as A/V receivers. The Phantom Game Receiver accesses the Phantom Game Service by connecting to a broadband Internet connection, such as a cable or DSL line or through existing home networks, including wireless home networks. The Phantom Game Receiver is equipped with a "lapboard," which consists of a keyboard and mouse, and can also be used with a console-style game controller. The Phantom Game Receiver features multiple controller ports to enable multi-player gaming and additional ports to provide flexibility for specialized peripherals.


The Phantom Game Receiver differs from current game consoles in a number of significant respects. First, it is built from components that are not proprietary and which are readily available. Its primary components consist of a central processing unit, high-end video processor, high-speed memory, computer motherboard and large hard disk drive. The Phantom Game Receiver also differs from PCs in that it is designed for game play, not to perform other functions such as data processing. This dedicated functionality enables the Phantom Game Receiver to preserve operating resources in order to provide game-play performance.


Additionally, the Phantom Game Receiver does not use external media to play games. The Phantom Game Receiver only plays content downloaded through the Phantom Game Service, The Phantom Game Receiver does not use disks, cartridges or other media that can be easily lost, damaged or copied. Instead, content is downloaded in real time to the internal hard drive of the Phantom Game Receiver to enable game play.

The primary technical characteristics of the receiver include:


* Display: Any TV
* HDTV Compatible
* Connectivity: Any broadband connection
* Processor: AMD Sempron 32- Bit
* Graphics Processor: NVIDIA GeForce FX
* System Memory: 256 Megabyte
* Dolby digital 5.1 Channel Audio
* Operating System: Microsoft Windows XP Embedded
* Hard Disk Drive: 80GigaByte hard drive w/ intelligent cache management
* Accessories: Wireless Lapboard and game pad controllers to be sold separately
* Wide variety of input and output connectors
* Sophisticated security, digital rights management (DRM) and content encryption
* Transparent patches and upgrades
* Client updates add new features to the service
* Content management keeps games fresh and reliable


The Phantom Game Service will be delivered on a hardware and backend platform that makes it possible to securely deliver games directly to consumers over broadband Internet access networks. The Phantom Game Service will use hosted infrastructure for content servers, which will store games and other content and provide for e-commerce transactions. Games will be stored in a proprietary, compressed, encrypted store and distributed over a secure, encrypted connection from our servers.

Our executive offices are located at 2033 Main Street Suite 309, Sarasota, Florida 34237. Our Sarasota telephone number is (941) 917-0788 and our website is www.infiniumlabs.com. Our product development / engineering offices are located at 1191 2nd Avenue, Suite 500, Seattle, Washington 98101. Our marketing offices are located at 11 Penn Plaza, 5th Floor, New York City, New York 10001. We are in the process of consolidating our Sarasota operations to our Seattle office and intend that it will serve as our executive offices when that consolidation is completed.

We currently have 42 full-time employees.

INDUSTRY CHALLENGES

OVERVIEW

We have determined that the video game industry, as it is currently structured, has a variety of inherent deficiencies that limit choice and innovation for the game playing public. We have identified four principal deficiencies in the current video game landscape and how they impact publishers, retailers and consumers:

PROPRIETARY PLATFORMS

The three largest game platform manufactures - Sony, Microsoft and Nintendo - limit the choice and availability of games through their proprietary platforms. Game developers must purchase licenses and software development kits from each of these companies to start developing a game for each platform.

LIMITED RETAIL SPACE

Each video game released must compete for a limited amount of retail shelf space. Typically, only top-selling games, usually new releases, are stocked at retail outlets. With three platforms, each game can take three shelf spaces - one for each platform. While some retail outlets stock up to 200 titles, most stock less. Even best-sellers may have only a one-year shelf life at best. Consequently, consumers find limited game selection at retail outlets and have a difficult time finding popular games that are no longer stocked on store shelves.

LIMITED PROFITABILITY

Game publishers pay out development, production, packaging, marketing and retail merchandising costs (including open box returns) from their gross revenues. Typically, even best-selling games produce only a 10-15% profit margin, while more modest selling games may produce little or no profit margin, primarily due to the high costs involved in the current video game distribution model.

PIRACY

The wide availability of DVD and CD copying software has eroded the profitability of game software. The industry estimates that seven pirated copies are made from every game sold in DVD or CD-ROM formats.

INFINIUM OPPORTUNITIES

OVERVIEW

Our Phantom Game Service is designed to address the four principal deficiencies identified in the current video game distribution model in order to provide the following significant benefits to publishers, retailers and consumers:

WINDOWS-BASED PLATFORM

The Phantom Game Receiver enables consumers to receive games via the Phantom Game Service. The Phantom Game Receiver and Phantom Game Service are compatible with all PC games developed for the Windows operating system - literally thousands of PC games that have been developed over the years.

UNLIMITED SPACE FOR GAME SOFTWARE

The Phantom Game Service will be deliver games into customers' living rooms securely over broadband Internet access networks. Our content servers will store all of the games and provide for all e-commerce transactions. There is essentially no limit to the number of games that can be stored and made available to our customers, and as a result, we intend to offer a robust catalog of both new releases and previously released games.

INCREASED PROFITABILITY

The Phantom Game Service offers both publishers and developers a content distribution platform that eliminates production, packaging, and retail merchandising costs (including open box returns) from their gross revenues. In addition, both publishers and developers can continue to earn revenues on games that are no longer on retail shelves. The Phantom Game Service can offer publishers and developers a virtually unlimited lifespan of revenue earning for each of their PC games.

CLOSED SYSTEM PREVENTS PIRACY

The Phantom Game Service is a "private" network that runs over any broadband Internet connection. The Phantom Game Service can be accessed only by subscribers though the Phantom Game Receiver. The Phantom Game Receiver is designed as a "closed box" with no removable media and employs a series of authentication protocols. The Phantom Game Service and the Phantom Game Receiver have been designed to ensure security in order to protect game content from piracy.

CONTENT STRATEGY


The Company has entered into content agreements with over 10 top PC game publishers and developers, representing over 500 titles for launch. The Company has not yet made payments to some of these publishers, and our failure to make payments could result in cancellation of these agreements. The Company currently owes these entities an aggregate of $885,000 and intends to pay the developers and publishers with the proceeds derived from additional bridge financing transaction and by issuing additional shares of equity into a volatile equity market. The Company communicates frequently with our content partners about our financing status.

We have signed agreements with the following content providers:

Atari
Chronic Logic
Codemasters
Eidos
Enlight Interactive
Framework Studios
Gamerblitz
Gameware
GarageGames.com
O-3 Entertainment
Riverdeep

These games will be available for purchase through the Phantom Game Service and publishers will receive a percentage of the revenue generated by the sales of these games. We believe that this arrangement represents an extremely attractive proposition for game publishers because no additional work is required of the Publishers to distribute a game developed for PCs to our subscriber base via the Phantom Game Service. With no extra engineering effort or assumed costs, publishers can access a new distribution channel for past, current and future PC games and receive incremental revenues from existing investments.


Because the Phantom Game Service does not have the shelf space restrictions faced by traditional software retailers, we expect to offer a much broader range of games than that offered in a traditional retail environment, including a large cross-section of games for families and games for children. Unlike traditional video game consoles, the Phantom Game Receiver does not require "exclusive" or platform-specific content in order to operate.

To date, we have been successful in securing front-line, high-profile game release in our content agreements with game publishers.

DISTRIBUTION STRATEGY

We intend to market and sell the Phantom Game Service, the Phantom Game Receiver and related accessories primarily through retail channels.

Our retail partner program is designed to generate new recurring revenue streams for retailers from the sale of the Phantom Game Service. Retailers will receive a percentage of the subscription revenue and games purchased over the life of the subscription in addition to their profit margin from sales of the Phantom Game Receiver. We believe that this recurring revenue model is very favorable to retailers when compared to today's model, where there is no guarantee that the consumer who purchases a console or PC will also purchase games from the same retailer. We are in the process of entering into distribution agreements with prominent retail partners in order to provide the Phantom Game Service with nationwide retail coverage.


We have contracted with Pinnacle Marketing Group and Summit Sales to assist Infinium Labs with launching the Phantom Game Service into the retail channel. The fees associated with this agreement are 3% retail price of the Phantom Receiver. We are negotiating terms with Electronic Boutique and expect to finalize the contract within the next 90 days. We have presented terms to Best Buy, Circuit City and Target. We expect to contract one of the three within 120 days. All contracts include 10% - 20% gross margin on the Phantom Receiver, 10%
- 40% on Phantom accessories, 10% revenue share on the monthly subscription and approximately 10% on Phantom game purchases.


COMPETITION

OVERVIEW

While we are not aware of any direct competitors to our Phantom Game Service, we still face indirect competition from other gaming platforms, game developers and distributors and PC gaming services.

GAMING PLATFORMS

The gaming platforms that are most dominant in the market today are Sony PlayStation2, Microsoft Xbox, Nintendo GameCube and PCs. The following is a summary comparison of the strengths and weaknesses we see in each of these systems:

The Phantom Game Service and Phantom Game Receiver are designed to take advantage of the strengths of the PC platform without being subject to the weaknesses inherent in the platform. We believe that the Phantom Game Service and Phantom Game Receiver will compete with other systems based on the games available for each system, price of the system and games, reputation and convenience. Our ability to compete effectively with these existing platforms will depend heavily on our ability to acquire desirable game content for the Phantom Game Service and Phantom Game Receiver and to achieve attractive price points.

GAME DEVELOPERS AND DISTRIBUTORS

While the Phantom Game Receiver competes with other video game consoles, the Phantom Game Service also competes with other game developers and distributors. While the Phantom Game Service presents an opportunity for distributors of PC games to sell their games through a new channel, we will compete with game developers and distributors whose games are designed for the proprietary platforms of the video game console manufacturers. Because we will initially have a small installed base, developers and distributors of games for the dominant video game consoles may be reluctant to alienate the video game console manufacturers by providing content for the Phantom Game Service. Furthermore, although we look at retailers as partners and customers and believe the Phantom Game Service offers them a compelling opportunity, some retailers may view us as a competitor because the Phantom Game Service will sell games directly to subscribers, where otherwise the retailers might enjoy a direct sales relationship with those customers. Once customers have purchased the Phantom Game Receiver and become subscribers to the Phantom Game Service, we believe that to remain competitive, we must maintain a software portfolio that is attractive enough to cause subscribers to continue using the Phantom Game Service rather than switching to another platform.

PC GAME SERVICES

The past several years have seen the introduction of on-demand gaming services on the PC. These services include Yahoo! Games, Comcast Games on Demand and RealNetworks' RealArcade, as well as other services from or enabled by such companies as Exent Technologies, Trymedia Systems and Stream Theory. We believe that these services complement our offering and legitimize the category of games-on-demand, but are restricted by the limitations of the PC as an entertainment platform, by concerns over PC-based piracy and by reluctance on the part of game publisher to distribute their newest games online due to perceived channel conflicts with traditional retail.

INTELLECTUAL PROPERTY STRATEGY

We will rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our intellectual property rights.

With respect to patents, we intend to protect all aspects of technologies associated with the make and use of the Phantom Game Service and Phantom Game Receiver through both design and utility patent applications in the United States and potentially in other countries in which we intend to market our products and services. The Phantom Game Service and Phantom Game Receiver will also utilize proprietary software that we develop.

We are pursuing federal registration of our trademarks and service marks in the United States with the U.S. Patent and Trademark Office. We have applied for registration of the marks INFINIUM LABS, INFINIUM LABS (with Infinity Design), PHANTOM, PHANTOM (with Helmet Design), the Phantom Helmet Design No. 1, the Phantom Helmet Design No. 2, BLACK KNIGHT, BLACKNIGHT, VIRTUAL PRIVATE GAME NETWORK, VPGN, PAY PER PLAY, BUILT BY GAMERS FOR GAMERS and ANY GAME, ANY TIME. The trademark and service mark applications were filed for use in connection with either or both "interactive computer game consoles" in International Class 9, and/or "entertainment services, namely, providing interactive computer gaming network that allows end-users to demo, rent, purchase and play computer games" in International Class 41.


Infinium Labs has filed the following patents:

            Patent Title                                                      Comments                                        Filed
Video Game Platform and User Interface                                 Mechanical and software aspects of
                                                                       Phantom Game Receiver
                                                                       and Phantom Game Service                              5/7/04

The Method for Automatic Patching of a Sparsely Streamed Application   Application Streaming                                9/29/04

Method and Apparatus for Backlighting of a Keyboard for Use with a
Game Device                                                            Lighting of keys                                      8/2/04

In addition, seven other patents utility and design have been drafted, but not filed.


Although we do not believe that our trademarks or service marks infringe the rights of third parties, third parties have in the past asserted, and may in the future assert, trademark infringement claims against us which may result in costly litigation or which require us to either settle or obtain a license to use third-party intellectual property rights.

PROPERTIES


Our corporate headquarters are located in Sarasota, Florida in a 12,112 square foot office. Our lease for this office space expires on November 30, 2009 and our monthly rent expense for this office space is $21,644. In addition, we have leased 22,284 square feet of office in Seattle, Washington from which we oversee product development. Our lease for this space expires on August 30, 2006 and our monthly rent expense for this office space is $25,070.

We believe that the facilities are well maintained. We also believe that these leased facilities are not unique and could be replaced, if necessary, at the end of the term of the existing leases.


                                LEGAL PROCEEDINGS

On or around November 24, 2004, SBI-USA, LLC, filed suit against us and our chief executive officer, Timothy M. Roberts, in United States District Court, Central District of California. The suit alleges breach of contract and fraud and seeks to recover damages of approximately $600,000 under a contract that we terminated with plaintiff, as well as punitive damages and attorney's fees. In connection with the breach of contract claim, the plaintiff alleges that, since March 6, 2004, we raised more than $30 million in financing and owe plaintiff 2% of all amounts received. In connection with the fraud claim, plaintiff claims that we represented that plaintiff would be our exclusive investment banker during the term of the agreement with plaintiff, and that we hired a competing firm. Prior to filing suit, plaintiff demanded that we pay approximately $66,000 in unpaid expenses as full compensation for amounts due under the agreement. Shortly following our refusal to do so absent documentation of the claimed expenses, plaintiff initiated this suit. Our counsel has advised us that this suit is completely meritless and we intend to vigorously defend it.


A default was entered against Timothy Roberts on January 5, 2005, but no default judgment has been entered. A motion to set aside the default was filed on February 7, 2005 and set to be heard on March 21, 2005. The motion seeks to set aside the default based on both lack of personal jurisdiction against Mr. Roberts as well as for good cause to set aside the default.


Except as described above and as of December 31, 2004, we are not a party to any litigation other than litigation arising in the ordinary course of its business, which is not expected to have a material adverse effect on its financial condition or results of operations and has not accrued any amounts relating to any litigation.

                                   MANAGEMENT

Our officers and directors are as follows:

Name                     Age    Title
----                     ---    -----
Timothy M. Roberts       34     Chairman, Chief Executive Officer and Director
Kevin Bachus             35     President and Chief Operating Officer
Richard S. Skoba         38     Executive Vice President of Sales and Business
                                Development
Tyrol R. Graham          41     Vice President of Product Development
Richard Angelotti        59     Director

The above listed officers and directors will serve until the next annual meeting of the stockholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors may be filled by majority vote of the remaining directors. Officers serve at the will of the Board of Directors.


TIMOTHY M. ROBERTS was the founder of our predecessor, Infinium Labs Operating Corporation, and has been our Chairman and Chief Executive Officer and a member of our board of directors since the merger of our subsidiary into Infinium Labs Operating Corporation. Prior to founding Infinium Labs in December 2002, Mr. Roberts was Chairman and Chief Executive Officer for Broadband Investment Group from 1999 through 2000. Broadband Investment Group was a holding company which owned a portfolio of service companies which handled technology layers 1-7. Broadband Investment Group was a general contractor of sorts which owned all of the sub contractors which allowed customers to have a one stop shop for network application design, build, hosting and also provided the managed services and security. Prior to that, he was Chairman and Chief Executive Officer for Intira Corporation from 1997 through 1999 of which Mr. Roberts was a co-founder, which provided network-based computing and communication services on an outsourced basis for our customers, allowing them to focus on their core business objectives rather than on building and supporting IT infrastructure. Mr. Roberts left Intira on good terms. The board had hired a CFO, 45 days later Mr. Roberts was in a boating accident which put him in intensive care for 6 weeks with a 1 year recovery time. Due to this leave of absence, the board (of which Mr. Roberts was a member) determined that it was in the best interest of the company for CFO to move from CFO and take over as the CEO and Chairman. Mr. Roberts was also a co-founder of broadband services provider Savvis Communications (NASDAQ:
SVVS).

KEVIN BACHUS became our President and Chief Operating Officer in January 2004. From 1999 through September 2003, Mr. Bachus was Vice President, Publishing of Capital Entertainment Group, of which he was a co-founder. Capital Entertainment Group provided funding and guidance to video game developers for development projects, as well as, selling complete or near-complete projects to publishers allowing developers to focus on working on the game, and cutting down the amount of input a publisher needed to the development process itself. From 1997 through 2001 Mr. Bachus held various positions at Microsoft Corporation. While at Microsoft, Mr. Bachus was a founding member of the Xbox project team where he was instrumental in the development and funding of the Xbox videogame console. Mr. Bachus served as the first director of third party relations and led efforts that brought the hottest games to XBOX from more than 200 of the world's leading developers and publishers. Mr. Bachus previously served as the group product manager for DirectX, where he was responsible for promoting Windows as an entertainment vehicle and ensuring that the DirectX suite of tools became the primary choice for games and multimedia developers. DirectX is a Microsoft Windows technology that enables higher performance in graphics and sound when you're playing games or watching video on your PC (Personal Computer). At the core of DirectX are its application programming interfaces, or APIs. The APIs act as a kind of bridge for the hardware and the software to "talk" to each other. The DirectX APIs give multimedia applications access to the advanced features of high-performance hardware such as three-dimensional (3-D) graphics acceleration chips and sound cards. They control low-level functions, including two-dimensional (2-D) graphics acceleration; support for input devices such as joysticks, keyboards, and mice; and control of sound mixing and sound output. Because of DirectX, what you experience with your computer is better 3-D graphics and immersive music and audio effects.

RICHARD S. SKOBA became our Executive Vice President of Sales and Business Development in February 2004. Prior to joining us, Mr. Skoba was a HP Services from December 2002 through December 2003 where he served as a Director of Sales and a Director of Business Development. HP Services is a $14 billion business division of Hewlett Packard. HP Services provides customer support, consulting and integration and managed services. Mr. Skoba was a founder and corporate vice president at Intira Corporation, where he also held the positions of vice president of business development and vice president of sales from February 1998 through February 2001. While at Intira, Mr. Skoba provided the vision for Intira's Netsourcing business and provided strategic direction in product development, engineering and operations. Mr. Skoba's career includes his role as one of the founders of Direct Connect Systems, an enterprise storage management company

ANDREW SCHNEIDER became our Senior Vice President of Marketing in May 2004. Prior to joining us, Mr. Schneider served as Senior Vice President/General Manager for Sony Pictures Digital Entertainment (SPDE) from 1996-2003, where he was responsible for developing media software products and online broadband entertainment based on Columbia TriStar Television Group and Sony Pictures Entertainment brands. At Sony, Schneider was responsible for the online development of the award-winning Dawson's Desktop, the online companion to the hit show Dawson's Creek and the launch of interactive television versions of Wheel of Fortune and JEOPARDY! Schneider's career includes serving as Director of Marketing for Columbia TriStar Interactive and as senior producer for NBC Marketing Interactive from 1994-1996, NBC's Network Television Marketing division.


TYROL R. GRAHAM became our Vice President of Product Development in February 2004. Prior to joining us, Mr. Graham was at Microsoft Corporation from 1991 through 1999. While at Microsoft, Ty created the Windows Hardware Quality Labs
(WHQL), a testing facility chartered with ensuring compatibility between Windows and the wide range of hardware and device drivers designed to work with Windows. Subsequently, Mr. Graham became the first hardware evangelist for DirectX, the multimedia technology that serves as the foundation for audio and video in Windows, and was responsible for driving adoption and support of DirectX graphics initiatives. In this role, Mr. Graham forged relationships between Microsoft and over 50 leading graphics component and board manufacturers such as ATI, NVIDIA, Intel, S3 and many others. In 2000 Ty was a founder of Wildseed Ltd., a technology start-up funded in part by Ignition Partners, to create youth-targeted wireless products and was personally responsible for lead product feature specifications, user interface design and industrial design.


RICHARD ANGELOTTI was a director of our predecessor, Infinium Labs Operating Corporation, since its formation and has been a member of our board of directors since the merger. Mr. Angelotti has been the CEO of Angelotti & Rosenberg Financial Group from March 2004 through the present. Mr. Angelotti served as the Principal of Global Financial Asset Management from August 2003 through February 2004 and was a Senior Vice President of Morgan Keegan from February 1999 through August 2003. He has over 12 years of experience as a financial advisor, and has held executive positions for major investment firms such as Northern Trust Bank of Sarasota, Bank of Boston in Florida, UBS Paine Webber, and Morgan Keegan. Mr. Angelotti holds Series 6, 7, 63, 65 Insurance and Annuity licenses. Drawing on his 13 years of experience as a practicing attorney, he has specialized his investment strategy to work with his clients on estate planning, tax planning, insurance needs, and annuities. Mr. Angelotti graduated from the University of Notre Dame, and received his Juris Doctor from the Loyola University of Law.


CERTAIN LEGAL PROCEEDINGS

Robert Shambro, one of our significant stockholders, was the chief executive officer of StreamSearch.com Inc. when it filed for bankruptcy in May 2001.

COMMITTEES

Due to the stage of our development and our desire to use our resources to develop and launch our videogame system and service, we have not expanded our board size. We have not established an independent audit committee and do not have an audit committee financial expert.

                             EXECUTIVE COMPENSATION

The following table sets forth information relating to compensation awarded to, earned by or paid to Named Executive Officers, which include:

(a) our chief executive officer;

(b) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

(c) any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

=========================================================================================================================
                                                   SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------
                               ANNUAL COMPENSATION                LONG TERM COMPENSATION
--------------------- -------- ---------------------------------- ----------------------------------------- -------------
                                                                  AWARDS                        PAYOUTS
--------------------- -------- ------------ --------- ----------- ----------------------------- ----------- -------------
Name and Principal    Year     Salary       Bonus     Other       Securities      Restricted    LTIP        All Other
Position                                              Annual      Underlying      Shares or     Payouts     Compen-
                                                      Compen-     Options/SARs    Restricted                sation
                                                      sation      Granted (#)     Share Units
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Timothy M. Roberts      2004     $250,000      Nil        Nil           Nil            Nil          Nil          Nil
Chairman, Chief         2003     $ 2,500       Nil        Nil           Nil            Nil          Nil          Nil
Executive Officer       2002       Nil         Nil        Nil           Nil            Nil          Nil          Nil
and Director
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Kevin Bachus            2004     $250,000      Nil        Nil           Nil         2,100,000       Nil          Nil
President and Chief     2003     $ 16,667      Nil        Nil           Nil            Nil          Nil          Nil
Operating Officer       2002       Nil         Nil        Nil           Nil            Nil          Nil          Nil


--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Andrew Schneider        2004     $190,000      Nil        Nil           Nil            Nil          Nil          Nil
Senior Vice             2003       Nil         Nil        Nil           Nil            Nil          Nil          Nil
President of            2002       Nil         Nil        Nil           Nil            Nil          Nil          Nil
Marketing
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Richard S. Skoba        2004     $207,965      Nil        Nil           Nil          800,000        Nil          Nil
Executive Vice          2003       Nil         Nil        Nil           Nil            Nil          Nil          Nil
President of Sales      2002       Nil         Nil        Nil           Nil            Nil          Nil          Nil
and Business
Development
--------------------- -------- ------------ --------- ----------- --------------- ------------- ----------- -------------
Tyrol R. Graham         2004     $150,000      Nil        Nil           Nil            Nil          Nil          Nil
Vice President of       2003       Nil         Nil        Nil           Nil            Nil          Nil          Nil
Product Development     2002       Nil         Nil        Nil           Nil            Nil          Nil          Nil
===================== ======== ============ ========= =========== =============== ============= =========== =============


The source of funds used for compensation of the company's named executive officers is the same as the source of funds used for the compensation of all other company employees which are proceeds from bridge financing as well as the proceeds from issuances of the company's shares of common stock.

EMPLOYMENT AGREEMENTS


On June 1, 2004, Infinium Labs, Inc.entered into a revised employment agreement with Mr. Skoba. The agreement sets January 3, 2004 as the effective date of hire and the initial salary is $125,000 per year. Effective February 4, 2004, Mr. Skoba's salary automatically increased to $175,000 per year. Effective June 1, 2004, Mr. Skoba received monthly increases to his salary for five months, in equal installments, until reaching $225,000 per year. Upon termination by us without cause, Mr. Skoba will be entitled to six months' salary and benefits.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

=================== ============= ============== ============== ===============
NAME                NUMBER OF
                    SECURITIES    % OF TOTAL
                    UNDERLYING    OPTIONS/ SARS
                    OPTIONS/      GRANTED TO     EXERCISE
                    SARS  GRANTED EMPLOYEES IN   PRICE
                    (#)           FISCAL YEAR    ($/SHARE)      EXPIRATION DATE
=================== ============= ============== ============== ===============
N/A

The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2003. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 2003 and the exercise price of the individual's options. No Named Executive Officer exercised options during fiscal 2003.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                               OPTION/SARB VALUES

==================== ============= =========== ==================================== ===============================
                                               NUMBER OF SECURITIES UNDERLYING      VALUE OF       UNEXERCISED
                                   AGGREGATE   UNEXERCISED OPTIONS/SARS AT FY-END   IN-THE-MONEY   OPTIONS/SARS  AT
                     SHARES        VALUE       (#)                                  FY-END ($)
                     ACQUIRED ON   REALIZED
NAME                 EXERCISE (#)  ($)         EXERCISABLE / UNEXERCISABLE          EXERCISABLE / UNEXERCISABLE
-------------------- ------------- ----------- ------------------------------------ -------------------------------

                                               EXERCISABLE       UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
-------------------- ------------- ----------- ----------------- ------------------ --------------- ---------------
 N/A

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The table below lists the beneficial ownership of our common stock, as of December 31, 2004, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers and by all of our directors and officers as a group.

                                   Number of Shares
Name and Address(1)             Beneficially Owned(2)(3)    Percent of Class(3)
-------------------             ------------------------    -------------------
Timothy M. Roberts                     25,209,220                 20.98%
Kevin Bachus                            2,100,000                  1.75%
Richard S. Skoba                         800,000                     *
Tyrol R. Graham                             0                        *
Richard Angelotti                        800,000                     *
2080 Ringling Blvd.
Sarasota, Florida 34237
All Officers and Directors as a        28,909,220                 24.06%
  group (5 persons)

----------

* Denotes less than one percent.

(1) The business address of those persons with no address specified is c/o Infinium Labs, Inc., 2033 Main Street, Suite 309, Sarasota, Florida 34237.

(2) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3) Applicable percentage of ownership is based on 119,344,309 shares outstanding as of December 31, 2004, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Shares subject to options or warrants currently exercisable or exercisable within 60 days after December 31, 2004 are included in the number of shares beneficially owned and are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

CHANGES IN CONTROL

We are unaware of any contract or other arrangement, the operation of which may at a subsequent date result in a change of control of Infinium.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH CERTAIN OFFICERS

On January 5, 2004, our wholly owned subsidiary merged with and into Infinium Labs Operating Corporation, with Infinium Labs Operating Corporation surviving as our wholly-owned subsidiary. In connection with such merger, Timothy M. Roberts, our Chief Executive Officer and one of our directors, received 36,199,220 shares of our common stock as merger consideration based on the shares he owned in Infinium Labs Operating Corporation immediately prior to the merger. Also in connection with the merger, Mr. Roberts' mother, sister and brother received, respectively, 3,141,660, 31,400 and 31,400 shares of our common stock as merger consideration.

TRANSACTIONS WITH PROMOTER

Immediately prior to the merger described above, Peter Goldstein surrendered to us 10,000,000 shares of our common stock in exchange for all of the issued and outstanding of our wholly-owned subsidiary Global Business Resources, Inc., a Florida corporation. The operations of such subsidiary were not material to us and were not desired to be retained following the merger.

From December 31, 2001, to December 31, 2002, we borrowed $102,548 from Peter Goldstein, our sole officer and director at the time. During 2003, the amount owed to Mr. Goldstein increased to $291,658. In connection with the merger described above, $235,000 was paid to Mr. Goldstein in full satisfaction of the obligation.

                            DESCRIPTION OF SECURITIES

The following summary is a description of our common stock and certain provisions of our Certificate of Incorporation, Bylaws and Delaware law.

GENERAL

Our authorized capital consists of 200,000,000 shares of common stock, par value $.0001 per share. As of December 31, 2004, we had 119,344,309 shares of common stock outstanding.

COMMON STOCK

Subject to rights which may be granted to holders of preferred stock in the future, each share of our common stock is entitled to one vote at all meetings of our stockholders. Our common stockholders are not permitted to cumulate votes in the election of directors. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities.

ANTI-TAKEOVER PROVISIONS

Certain provisions of our Certificate of Incorporation, our Bylaws and Delaware Law may have possible anti-takeover effects. These provisions could discourage, delay or prevent an acquisition of our business at a premium price. These provisions:

o limit the matters that may be brought before stockholder meetings; and

o limit the ability of our stockholders to remove a director other than for cause

In addition, Section 203 of the Delaware General Corporation Law provides that, subject to certain exceptions specified therein, a corporation may not engage in any business combination with any interested stockholder (generally a 15% stockholder) for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66?% of the voting stock which is not owned by the interested stockholder. This Section 203 may accordingly make it more difficult for an interested stockholder to effect various business combinations with us for a three-year period.

TRANSFER AGENT

The transfer agent for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

                         SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES

Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

The following table sets forth information as of December 31, 2004 with respect to the beneficial ownership of our common stock both before and immediately following the offering by each of the selling stockholders.

Calculation of the percent of outstanding shares owned is based on shares of our common stock issued and outstanding as of December 31, 2004. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock underlying options, warrants, debentures or preferred stock by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

The terms of the debentures and warrants owned by certain selling stockholders prohibit conversion of those debentures or exercise of those warrants to the extent that a conversion of those debentures would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock, and to the extent that exercise of the warrants would result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of our outstanding shares of common stock. We have registered for resale all of the shares that can be resold by each selling stockholder, without regard to the conversion or exercise limitations described herein. Because the 4.99% conversion limitation only affects one of our investors, Long View Special Finance, we have prepared the table without regard to any exercise or conversion limitations.


None of the selling stockholders are broker-dealers or affiliates of broker dealers.

------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
                                              Total
                           Total Shares    Percentage
                            of Common      of Common                                                               Percentage
                              Stock          Stock,        Shares of                                 Beneficial    of Common
                          Issuable Upon     Assuming     Common Stock    Beneficial Percentage of    Ownership    Stock Owned
                          Conversion of       Full       Included in     Ownership   Common Stock    After the       After
          Name             Notes and/or   Conversion/     Prospectus     Before the  Owned Before     Offering     Offering
                             Warrants     Exercise (1)       (2)          Offering   Offering (1)       (3)           (3)
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
BL Cubed LLC              1,742,342              1.43%  3,013,592 (4)    1,798,592           1.47%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Congregation Mishkan
Sholom                    1,328,229              1.09%  2,342,405 (5)    1,532,405           1.26%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Darrin M. Ocasio          -                          *    500,000 (6)      500,000               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
David Zajac               795,794                    *  1,198,307 (7)      806,807               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Eran Salu                 565,498                    *    565,498 (8)      565,498               *
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Fenmore Holdings LLC      3,028,904              2.46%  5,272,654 (9)    3,247,654           2.63%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Hazinu Limited            3,984,685              3.21%  4,597,185(10)    4,597,185           3.68%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Heza Holdings, Inc.       853,872                    *    866,760(11)      866,760               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
IK Investment Partners    2,174,994              1.28%  2,174,994 (12)   2,174,994           1.82%
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Jacob Friedman            834,514                    *  1,265,277 (13)     846,777               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
JM Investors LLC          2,280,076              1.86%  3,443,115 (14)   2,430,615            1.98       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
John Villarreal           217,499                    *    217,499 (15)     217,499               *
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Liberty Supplies Corp.    3,647,809              2.95%  5,596,860 (16)   3,706,860           2.99%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Long View Special
Finance Inc.              9,119,520              7.05%  13,938,270 (17)  9,213,270           7.12%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
More International
Investments, Inc.         621,561                    *    896,949 (18)     626,949               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Paul Zaffaroni            163,125                    *    163,125 (19)     163,125               *
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Robert Efthimos           141,375                    *    141,375 (20)     141,375               *
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Ronald Nussbaum           50,000                     *     50,000 (21)      50,000               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Samuel Krieger            50,000                     *     50,000 (21)      50,000               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Shalom Torah Centers      2,077,639              1.70%  3,059,178 (22)   2,100,678           1.72%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Shimon Haber              621,561                    *    896,949 (23)     626,949               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Shlomo Lesin              212,953                    *    368,328 (24)     219,828               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Solomon Lesin             1,864,686              1.53%  2,690,850 (25)   1,880,850           1.54%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Timothy M. Roberts        -                          *  1,500,000 (26)  24,109,220          20.48%  22,609,220      18.82%
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Viscount Investments,
Inc.                      1,326,458              1.09%  1,960,569 (27)   1,420,569           1.17%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
West Hastings Limited     4,168,654              3.35%  5,472,224 (28)   4,203,224           3.38%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------

Yeshiva Gedolah of
Seagate                   2,486,247              2.03%  3,587,798 (29)    2,50,798           2.04%       -             -

------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Zenny Tading Limited      4,972,491              3.97%  7,175,592 (30)   5,015,592           4.01%       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------
Zevi Wolmark              911,951                    *  1,399,214 (31)     926,714               *       -             -
------------------------- --------------- ------------- --------------- ----------- --------------- ------------ --------------

* Less than one percent.


The method for calculating the conversion price of the debentures is as follows:
The debentures are convertible into shares of our common stock, par value $.0001 per share. The conversion price of the debentures means seventy-five percent of the lowest closing price during the five trading days ending on the trading day before the conversion date; provided, however, that in no event will such price be (x) more than $0.10 or (y) until the earlier of (I) June 16, 2005, (II) the date after the closing date on which we file a registration statement on Form S-8 or (III) the date on which we first issue a mandatory conversion notice, lower than $0.10; provided, however, if certain events occur then the conversion price is fixed at $0.10.


(1) A total of 119,344,309 shares of common stock were issued and outstanding as of December 31, 2004.

(2) Pursuant to registration rights agreements, we have agreed to register under the Securities Act of 1933, as amended, 200% of the shares of our common stock issuable upon conversion of principal and interest under the 8% convertible debentures. Accordingly, we aggregated the principal amounts of $2,160,000 with the aggregated interest on such debentures of $172,800 for a total amount of $2,332,8000 and then divided by the conversion price $0.10 for an amount of shares equal to 23,328,000 and then multiplied by 200% for a grand total of 46,656,000 shares being registered for the conversion of the debentures.


(3) Except as noted, assumes that all securities registered will be sold.

(4) Represents (i) 1,125,000 shares of common stock underlying a $112,500 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 90,000 shares underlying interest for one year; (iii) 1,215,000 additional shares as per registration rights agreement; (iv) 56,250 shares of common stock; and (v) 527,342 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is owned and managed by Mel Lifshitz, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(5) Represents (i) 750,000 shares of common stock underlying a $75,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 60,000 shares underlying interest for one year; (iii) 810,000 additional shares as per registration rights agreement; (iv) 204,176 shares of common stock; (v) 166,667 shares of common stock underlying a warrant exercisable at $0.50 per share; and (vi) 351,562 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is owned and managed by Menachem Lipsker, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(6) Represents shares of common stock.

(7) Represents (i) 362,500 shares of common stock underlying $36,250 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 29,000 shares underlying interest for one year; (iii) 391,500 additional shares as per registration rights agreement; (iv) 11,013 shares of common stock; (v) 52,733 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively.

(8) Represents 565,498 shares of common stock underlying a warrant exercisable at $0.10 per share.

(9) Represents (i) 1,875,000 shares of common stock underlying a $187,500 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 150,000 shares underlying interest for one year; (iii) 2,025,000 additional shares as per registration rights agreement; (iv) 218,750 shares of common stock; (v) 125,000 shares of common stock underlying a warrant exercisable at $0.50 per share; and (vi) 878,904 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is owned by Mark Nordlicht and managed by Harry Adler, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(10) Represents (i) 2,250,000 shares of common stock underlying a $225,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 180,000 shares underlying interest for one year; (iii) 2,430,000 additional shares as per registration rights agreement; (iv) 612,500 shares of common stock; (v) 500,000 shares of common stock underlying a warrant exercisable at $0.50 per share; and (v) 1,054,685 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is owned and managed by Joseph Franck, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(11) Represents (i) 400,000 shares of common stock underlying $40,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 32,000 shares underlying interest for one year; (iii) 432,000 additional shares as per registration rights agreement; (iv) 12,888 shares of common stock; (v) 70,311 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Ari Kluger, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(12) Represents 2,174,994 shares of common stock underlying a warrant exercisable at $0.10 per share. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Irene Keller, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(13) Represents (i) 387,500 shares of common stock underlying $38,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 31,000 shares underlying interest for one year; (iii) 418,500 additional shares as per registration rights agreement; (iv) 12,263 shares of common stock; (v) 64,453 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively.

(14) Represents (i) 937,500 shares of common stock underlying $93,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 75,000 shares underlying interest for one year; (iii) 1,012,500 additional shares as per registration rights agreement; (iv) 150,539 shares of common stock; (v) 87,890 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; (vi) 125,000 shares of common stock underlying a warrant exercisable at $0.50 per share; and (vii) 351,562 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Jeff Rubin, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(15) Represents 217,499 shares of common stock underlying a warrant exercisable at $0.10 per share.

(16) Represents (i) 1,750,500 shares of common stock underlying $175,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 140,000 shares underlying interest for one year; (iii) 1,890,000 additional shares as per registration rights agreement; (iv) 59,051 shares of common stock; (v) 351,562 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 468,749 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Abraham Feingold, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(17) Represents (i) 4,375,000 shares of common stock underlying $437,500 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 350,000 shares underlying interest for one year; (iii) 4,725,000 additional shares as per registration rights agreement; (iv) 93,750 shares of common stock; (v) 878,904 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 1,171,872 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Francois Morax, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(18) Represents (i) 250,000 shares of common stock underlying $25,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 20,000 shares underlying interest for one year; (iii) 270,000 additional shares as per registration rights agreement; (iv) 5,388 shares of common stock; and (v) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Herman Vorhand, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(19) Represents 163,125 shares of common stock underlying a warrant exercisable at $0.10 per share.

(20) Represents 141,375 shares of common stock underlying a warrant exercisable at $0.10 per share.

(21) Represents 50,000 shares underlying a class A-2 warrant exercisable at $0.10 per share.

(22) Represents (i) 887,500 shares of common stock underlying $88,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 71,000 shares underlying interest for one year; (iii) 958,500 additional shares as per registration rights agreement; (iv) 23,039 shares of common stock; (v) 64,453 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 351,562 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Yisroel Kellner, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(23) Represents (i) 500,000 shares of common stock underlying $50,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 40,000 shares underlying interest for one year; (iii) 540,000 additional shares as per registration rights agreement; (iv) 94,111 shares of common stock; and
(v) 234,375 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the securities exchange act of 1934, the selling stockholder is managed by Joseph Franck, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(24) Represents (i) 137,500 shares of common stock underlying a $13,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 11,000 shares underlying interest for one year; (iii) 148,500 additional shares as per registration rights agreement; (iv) 6,875 shares of common stock; and (v) 164,453 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share.

(25) Represents (i) 750,000 shares of common stock underlying $75,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 60,000 shares underlying interest for one year; (iii) 810,000 additional shares as per registration rights agreement; (iv) 16,164 shares of common stock; and
(v) 351,562 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively.

(26) President and CEO of Infinium is registering 1,500,000 shares of common stock.

(27) Represents (i) 500,000 shares of common stock underlying $50,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 40,000 shares underlying interest for one year; (iii) 540,000 additional shares as per registration rights agreement; (iv) 94,111 shares of common stock; and
(v) 234,375 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Joseph Frand, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(28) Represents (i) 1,175,000 shares of common stock underlying $117,500 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 94,000 shares underlying interest for one year; (iii) 1,269,000 additional shares as per registration rights agreement; (iv) 34,570 shares of common stock; (v)1,152,343 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; (vi) 552,000 shares of common stock underlying a warrant exercisable at $0.50 per share; and (vii) 398,437 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Bernard Korolnik, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(29) Represents (i) 1,000,000 shares of common stock underlying $100,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 80,000 shares underlying interest for one year; (iii) 1,080,000 additional shares as per registration rights agreement; (iv) 21,551 shares of common stock; and (v) 468,749 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Yehuda Pollak, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(30) Represents (i) 2,000,000 shares of common stock underlying $200,000 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 40,000 shares underlying interest for one year; (iii) 2,160,000 additional shares as per registration rights agreement; (iv) 43,101 shares of common stock; and (v) 937,497 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, the selling stockholder is managed by Adrian Olivero, who may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(31) Represents (i) 437,500 shares of common stock underlying $43,750 principal amount convertible note assuming a conversion price of $0.10 per share; (ii) 35,000 shares underlying interest for one year; (iii) 472,500 additional shares as per registration rights agreement; (iv) 14,763 shares of common stock; (v) 87,890 shares of common stock underlying a class A-2 warrant exercisable at $0.10 per share; and (vi) 117,187 shares of common stock underlying each class A, B, and C warrants exercisable at $0.10, $0.75, and $1.00 per share, respectively.

                              PLAN OF DISTRIBUTION

GENERAL

Shares of common stock offered through this prospectus may be sold from time to time by the selling stockholders, including their transferees, pledgees, donees or successors. The shares may be sold directly or, alternatively, through underwriters, broker-dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, the applicable selling stockholder will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, or (iii) in transactions otherwise than in the over-the-counter market or on such exchanges or services.

The selling stockholders may enter into hedging transactions with respect to our shares with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. The selling stockholders may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker-dealers that in turn may sell such securities. Material amounts of short selling of our common stock could contribute to progressive declines in the trading price of our common stock.

Each selling stockholder will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. The selling stockholders may sell the shares in any manner permitted by law, including one or more of the following:

o a block trade in which a broker-dealer engaged by a selling stockholder will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

o an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

o ordinary brokerage transactions in which the broker solicits purchasers; and

o privately negotiated transactions.

In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

The selling stockholders are not obligated to sell any or all of the Shares covered by this prospectus.

In order to comply with the securities laws of certain states, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the sale and issuance of Shares may be subject to the notice filing requirements of certain states.

REGULATION M

We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock.

None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the securities.

TREATMENT OF INSTITUTIONAL INVESTORS AS STATUTORY UNDERWRITERS

The institutional investors are statutory underwriters within the meaning of the Securities Act of 1933 in connection with their respective resale of shares pursuant to this prospectus. We will not receive any of the proceeds from the resale of shares, although we will receive the consideration payable by the institutional investors for the shares at the time we sell the shares to them pursuant to the stock purchase agreements.

The institutional investors will purchase shares from us under the stock purchase agreements at fixed prices. The difference between what they pay to us for the shares and the amount for which they sell the shares may be viewed as underwriting discounts or commissions. Because we do not know when or the price at which they will sell the shares, it is not possible to quantify these potential discounts or commissions.

REGISTRATION OBLIGATIONS

Under the stock purchase agreements with the institutional investors and certain agreements between us and certain of the selling stockholder, we have agreed to register the shares for resale by such selling stockholders under the Securities Act and to maintain the effectiveness of that registration until the earliest date on which:

o the shares of such selling stockholders covered by this prospectus have been disposed of pursuant to the registration statement,

o the shares of such selling stockholders covered by this prospectus that are then held by such selling stockholders may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or

o we have determined that the shares covered by this prospectus that are then held by such selling stockholders may be sold without restriction under the Securities Act and we have removed any stop transfer instructions relating to such shares.

The status of the institutional investors as statutory underwriters may prevent their sale of shares from qualifying for an exemption from applicable securities registration requirements.

The selling stockholders have each agreed to comply with applicable state and federal securities laws and the rules and regulations promulgated thereunder in connection with their sale of the shares. Each selling stockholder will pay all commissions and its own expenses, if any, associated with the sale of the shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. Pursuant to the stock purchase agreements and certain agreements between us and certain selling stockholders, we have agreed to indemnify the selling stockholders against certain liabilities including liabilities under the Securities Act and such selling stockholders have agreed to indemnify us against certain liabilities including liabilities under the Securities Act.

We will pay the costs of registering the shares as contemplated by the stock purchase agreements, including the expenses of preparing this prospectus and the related registration statement of which it is a part. We estimate that our costs associated with such registration will be approximately $50,000.

              LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS


We have adopted provisions in our certificate of incorporation and bylaws that limit the liability of our directors to the fullest extent permitted by the by the Delaware General Corporation Law. Pursuant to such provisions, no director will be liable to Infinium or its stockholders for monetary damages for breaches of certain fiduciary duties as a director of Infinium. The limitation of liability will not affect a director's liability for (1) a breach of the director's duty of loyalty to Infinium or its stockholders, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) any unlawful distributions, or (4) a transaction from which the director receives an improper personal benefit. The limitation of liability also will not affect the availability of equitable remedies such as injunctive relief or rescission.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling person based on the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.


                                  LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The financial statements of Infinium Labs Operating Corporation as of October 31, 2003 and for the period from December 9, 2002 through October 31, 2003 appearing in this prospectus have been audited by Baumann, Raymondo & Company, P.A., Certified Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

On January 5, 2004, Baumann, Raymondo & Company PA resigned as our independent accountants. The Board of Directors approved the decision to change independent accountants.

The report of Baumann, Raymondo & Company PA on our financial statements for the fiscal year ended October 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Board of Directors approved the decision to change independent accountants.

In connection with its audit for the most recent fiscal year ended October 31, 2003, there were no disagreements with Baumann, Raymondo & Company PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Baumann, Raymondo & Company PA would have caused Baumann, Raymondo & Company PA to make reference thereto in their report on the financial statements for such years.

During the most recent fiscal year ended October 31, 2003 and through January 5, 2004 there were no reportable events as that term is defined in Item 304(a)(l)(v) of Regulation S-X.

We requested, and Baumann, Raymondo & Company PA furnished, a letter addressed to the Commission stating that Baumann, Raymondo & Company PA agrees with the second, fourth and fifth paragraphs above. A copy of such letter, dated January 5, 2004, was filed as Exhibit 16 to our Current Report on Form 8-K, dated filed with the Commission on November 9, 2004.

On January 5, 2004, we engaged Webb & Company PA as our new principal independent accountant. The engagement was approved by the Board of Directors on January 5, 2004.

We have not consulted with Webb & Company PA on the application of any accounting principles or proposed transactions, the type of audit opinion that might be given, any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K.

                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                            PAGE
Independent Auditors' Report                                                                                 F-2

Balance Sheet, October 31, 2003                                                                              F-3

Statements of Operations, From December 9, 2002 (Date of Inception) through October 31, 2003                 F-4

Statements of Cash Flows, From December 9, 2002 (Date of Inception) through October 31, 2003                 F-5

Statement of Stockholders' Deficiency From December 9, 2002 (Date of Inception) through October 31,          F-6
2003

Notes to Financial Statements                                                                              F-7 to
                                                                                                            F-12

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders Infinium Labs Corporation Sarasota, Florida

We have audited the accompanying balance sheet of Infinium Labs Corporation (a Development Stage Company), as of October 31, 2003, and the related statements of operations, cash flows and stockholders' (deficit) from December 9, 2002 (inception) to October 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Infinium Labs Corporation at October 31, 2003 and the result of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A, the Company has been in the development stage since its inception on December 9, 2002. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida

December 11, 2003, except for Note F
as to which the date is January 26, 2004

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                OCTOBER 31, 2003

                                     ASSETS

CURRENT ASSETS


      Cash                                                          $        42
      Shareholder receivable, net of allowance of $0                      3,314
                                                                    -----------

               TOTAL CURRENT ASSETS                                       3,356

FURNITURE AND EQUIPMENT, net of depreciation of $675                     62,989

DEFERRED OFFERING COSTS                                                  11,239
                                                                    -----------

               TOTAL ASSETS                                         $    77,584
                                                                    ===========



                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES


      Accounts payable and accrued expenses                         $    84,467
      Litigation payable                                                100,000
      Accrued legal fees                                                418,593
      Shareholder loan                                                    4,940
      Convertible promissory note                                       100,000
                                                                    -----------

               TOTAL LIABILITIES                                        708,000
                                                                    -----------


STOCKHOLDERS' (DEFICIT)
      Common stock, $.001 par value, 75,400,000 shares
          Authorized 65,570,116 shares issued and outstanding             6,557
      Additional paid-in capital                                      1,651,673
      Deficit accumulated during the development stage               (2,270,129)
                                                                    -----------
                                                                       (611,899)
      Less: Common stock subscribed                                     (18,517)
                                                                    -----------
                Total stockholders' (deficit)                          (630,416)
                                                                    -----------


               TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)        $    77,584
                                                                    ===========

The accompanying notes are an integral part of these financial statements.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
         FOR THE PERIOD DECEMBER 9, 2002 (INCEPTION) TO OCTOBER 31, 2003

REVENUE                                                     $         --
                                                            ------------

OPERATING EXPENSES
       Professional fees                                         637,737
       Advisory fees                                             349,529
       Development costs                                         259,407
       Consulting fees                                           338,247
       Litigation expense                                        200,000
       Travel and entertainment                                  106,523
       Marketing                                                  65,789
       Commissions                                                96,084
       Advertising                                                45,691
       Website development                                        41,558
       Telephone                                                  31,302
       Internet costs                                             26,518
       Office supplies                                            29,729
       Printing and reproduction                                  12,655
       Taxes and licenses                                         12,610
       Miscellaneous                                              12,212
       Postage and delivery                                        3,863
       Depreciation                                                  675
                                                            ------------
       TOTAL OPERATING EXPENSES                                2,270,129
                                                            ------------

LOSS BEFORE INCOME TAXES                                      (2,270,129)

INCOME TAXES                                                          --
                                                            ------------

NET LOSS                                                    $ (2,270,129)
                                                            ============

                PER COMMON SHARE

                Loss per common share - basic and diluted   $      (0.04)

                Weighted average - basic and diluted          60,819,195

The accompanying notes are an integral part of these financial statements.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
         FOR THE PERIOD DECEMBER 9, 2002 (INCEPTION) TO OCTOBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES


Net loss                                                            $(2,270,129)
                                                                    -----------
Adjustments to reconcile net loss to cash (used) in
  operating activities:
     Depreciation                                                           675
     Common stock issued for services                                 1,113,005
Decrease (increase) in current assets:
     Shareholder receivable                                              (3,314)

Increase (decrease) in current liabilities
      Accounts payable and accrued expenses                              84,467
      Litigation payable                                                100,000
      Accrued legal fees                                                418,593
      Convertible promissory note                                       100,000
                                                                    -----------
           Total adjustments                                          1,813,426
                                                                    -----------

      Net cash (used) in operating activities                          (456,703)
                                                                    -----------

CASH FLOWS (USED) IN INVESTING ACTIVITIES

            Purchase of furniture and equipment                         (63,664)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
            Shareholder loan                                              4,940
            Proceeds from sale of common stock                          526,708
            Deferred offering costs                                     (11,239)
                                                                    -----------

            Net cash provided by investing activities                   520,409
                                                                    -----------

NET INCREASE IN CASH                                                         42

CASH, BEGINNING OF PERIOD                                                    --
                                                                    -----------

CASH, END OF PERIOD                                                 $        42
                                                                    ===========

The accompanying notes are an integral part of these financial statements.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF STOCKHOLDERS' (DEFICIT)
         FOR THE PERIOD DECEMBER 9, 2002 (INCEPTION) TO OCTOBER 31, 2003

                                                                               DEFICIT
                                                                             ACCUMULATED
                                                                             DURING THE
                                           COMMON STOCK          PAID-IN     DEVELOPMENT
                                      SHARES        AMOUNT       CAPITAL        STAGE           TOTAL
                                   -----------   -----------   -----------   -----------    -----------
BALANCE, DECEMBER 9, 2002                   --   $        --   $        --   $        --    $        --

    Issuance of common stock for
      cash                          62,612,740         6,261       538,964            --        545,225

    Issuance of common stock for
      services                       2,957,376           296     1,112,709            --      1,113,005

    Common stock subscribed                 --            --            --            --        (18,517)

    Net (loss) for the period               --            --            --    (2,270,129)    (2,270,129)
                                   -----------   -----------   -----------   -----------    -----------

BALANCE, OCTOBER 31, 2003           65,570,116   $     6,557   $ 1,651,673   $(2,270,129)   $  (630,416)
                                   ===========   ===========   ===========   ===========    ===========

The accompanying notes are an integral part of these financial statements.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Infinium Labs Corporation ("Infinium") a Delaware corporation located in Sarasota, Florida organized on December 9, 2002, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital, establishing its accounting systems and other administrative functions.

Infinium is positioned to be a leader in the "pervasive gaming/interactive entertainment" market by introducing, marketing and selling the first combination game console and broadband gaming network, Phantom Game Console(TM) and PhantomNet VPGN(TM). The console and network allows consumers to search, preview, purchase and play a large selection of interactive entertainment (video games) online. Infinium's mission is to provide users with the ultimate gaming experience by developing a leading edge video game console and an online game service that provides on-demand access to a selection of games and interactive entertainment via a broadband Internet connection.

Furniture and Equipment

Furniture and equipment are stated at cost. Maintenance and repairs are charged to operations when incurred. Depreciation of furniture, equipment and software is calculated using the straight-line method based on assets' estimated useful lives as follows:

Computer equipment                                 3 years
Office furniture and equipment                     5 years
Leasehold improvements                             5 years

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Infinium records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates.

Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (Continued)

Since its inception, Infinium has an accumulated loss of $2,270,129 for income tax purposes, which can be used to offset future taxable income through 2023. The potential tax benefit of this loss is estimated as follows:

Future tax benefit                    $ 771,843
Valuation allowance                    (771,843)
                                      ---------
Net tax benefit                       $       0
                                      =========

As of October 31, 2003, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

Advertising Costs

Infinium expenses the production cost of advertising the first time the advertising takes place.
Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of October 31, 2003 the effects of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

Fiscal Year

The Company elected October 31 as its fiscal year end.

NOTE B - SHAREHOLDER RECEIVABLE

Shareholder receivable represents amounts advanced to a shareholder. The receivable is not evidenced by formal agreement and is non-interest bearing.

NOTE C - DEFERRED OFFERING COSTS

Infinium has a Private Placement Memorandum in place that will close at the earliest of subscribing the maximum amount of subscriptions received for its Class A common stock (1,000,000) or December 31, 2003. In connection with this placement, any placement costs (consisting of legal, accounting and filing fees) will be netted against the proceeds from the placement in the event the placement is successful. In the event the placement is unsuccessful or abandoned, any placement costs will be expensed. Costs incurred to date in connection with the placement aggregated $11,239 at October 31, 2003. Total proceeds received from the Private Placement closing on December 31, 2003 aggregated $556,455 with the issuance of 556,455 of its Class A common stock.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2003

NOTE D - COMMITMENTS AND CONTINGENCIES

Distribution Agreement

Infinium signed a distribution agreement with Riverdeep, Inc. ("Riverdeep") that will allow Infinium to market Riverdeep's catalog of award-winning video games and edutainment software on the Phantom Game System. The agreement expires on March 30, 2006 and authorizes Infinium to distribute Riverdeep's products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Riverdeep requires Infinium to make the following guaranteed, non-refundable, irrevocable, non-transferable license fees as follows:

March 30, 2004                                    $ 50,000
June 30, 2004                                       50,000
September 30, 2004                                 125,000
                                                  --------
Total                                             $225,000
                                                  ========

In addition, Infinium incurs license fees with respect to each unit of product distributed. These per unit license fees shall be applied against the aforementioned guaranteed license fees. Once the guaranteed license fees have been earned down and recouped by Infinium, then Infinium shall pay directly to Riverdeep the per unit license fees for every unit of product it distributes. The per unit unlimited license (pay-to-own) fee ranges from $6.50 to $28.00 per title. The per unit limited license (pay-per-play) fee equals fifty percent (50%) of Infinium's revenue realized from the limited licenses granted to end users.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the payments for the guaranteed license fees, the company has expensed the guaranteed license fees as incurred. Since the periods presented on the accompanying financial statements are from December 9, 2002 (inception) through October 31, 2003, no guaranteed license fees had been incurred during this reporting period and, therefore, no expense was reported for these guaranteed license fees on the accompanying financial statements.

In the event that the per unit license fees exceed the guaranteed license fees, those per unit license fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2003

NOTE D - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Leases

Infinium leases office space in Sarasota, Florida (starting September 18, 2003) and Richardson, Texas (starting December 15, 2003) under operating leases that expire in 2009 and 2007, respectively. Minimum future rental payments under these leases are as follows:

Year ending October 31,         AMOUNT
-----------------------       ----------
2004                          $  213,312
2005                             255,341
2006                             271,914
2007                             240,426
2008                             243,488
Thereafter                       134,134
                              ----------
                              $1,358,615
                              ==========

The Florida lease provides for a renewal option of 5 years at a rental rate equal to the last year of the initial term with an increase equal to the Consumer Price Index not to exceed 5%. Rent expense for the period ended October 31, 2003 was $0.

Litigation

Infinium and its majority shareholders and officers are a defendant in a lawsuit filed by one of its competitors for alleged theft of intellectual property and fraud. The suit asks for actual and treble damages totaling $1,860,000. Outside counsel for Infinium has advised that a favorable outcome is unlikely and that a settlement in the form of cash and a convertible promissory note in the amount of $100,000 and $100,000, respectively, would be owed as part of the settlement. Accordingly, a provision for the settlement of $200,000 in the form of cash and convertible promissory note has been charged to operations in the accompanying financial statements. The promissory note is non-interest bearing and must be paid or converted into common shares if Infinium has an anticipated merger with a corporation that has common stock trading on the over-the-counter or similar exchange within 241 days from the date of the note, or the liquidated damages total $150,000.

On October 27, 2003, SensAble Technologies, Inc. filed a complaint against Infinium in the U.S. District Court for the District of Delaware, alleging federal trademark infringement, federal trademark dilution, federal unfair competition, and Delaware common law unfair competition regarding the trademark "Phantom". The complaint seeks damages, injunctive relief against Infinium's use of the name "Phantom", surrender of the Company's website www.phantom.com withdrawal of trademark applications for the "Phantom" mark and other unspecified damages. The Company believes they have meritorious defenses against these claims and intend to defend themselves vigorously. In December 2003, Infinium filed a response to the suit denying all of the claims and seeking dismissal of the suit in summary judgment. Regardless of the outcome, this litigation could result in significant expense and diversion of management time and other resources. If SensAble successfully asserts its claims, Infinium may need to change or end the use of the name "Phantom" in its products or modify their use of the "Phantom" name, and may be forced to pay damages to SensAble.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2003

NOTE E - EMPLOYEE BENEFIT PLAN

Infinium started the 2003 Stock Incentive Plan ("2003 Plan"). The Plan provides for grants of Incentive Stock Options to employees. These Options generally become exercisable at a rate of twenty percent per year. During the period ending October 31, 2003 no options were issued.

Infinium accounts for the Plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation has been recognized.

(E) LOSS PER SHARE

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2003 the effects of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

NOTE F - SUBSEQUENT EVENTS

Employment Agreements


On November 1, 2003, Infinium entered into an employment agreement with its President/Chief Operating Officer that automatically renews for a one year period on each anniversary date unless Infinium or the employee agree to terminate the agreement within three months prior to the anniversary date. The agreement provides for an initial minimum annual salary of $200,000 for the initial year and $250,000 per year thereafter. The employee was also awarded 432,000 shares of Infinium's Class A common stock under a shareholder vesting agreement that allows the shares to vest 1/36th on each monthly anniversary. The agreement also has a repurchase provision that allows Infinium to repurchase the shares under certain conditions. The agreement was subsequently abated in 2003.


On January 3, 2004, Infinium entered into an employment agreement with its Executive Vice President of Channel Sales for a period of three years unless Infinium or the employee agree to terminate the agreement within three months prior to the anniversary date The agreement provides for an initial minimum annual salary of $125,000 which increases to $175,000 upon Infinium closing its second round financing or June 1, 2004 which ever occurs earlier.

Convertible Debenture

On November 17, 2003, Infinium received $250,000 in the form of a 20% secured convertible debenture that matures on February 28, 2004 and is guaranteed by Infinium's Chairman and Chief Executive Officer. Maximum borrowings available under the debenture agreement are $750,000. The debenture is secured by all of Infinium's assets and is convertible in its entirety at the option of the holder into Infinium's Class A common stock at a conversion price of $1.00.

                            INFINIUM LABS CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2003

NOTE F - SUBSEQUENT EVENTS (CONTINUED)

Reverse Merger Method of Accounting

On December 24, 2003, the Company entered into an agreement and plan of merger with Global Business Resources, Inc. (Global) whereby the Company will merge into Global and will be the surviving corporation as a wholly-owned subsidiary of Global. In accordance with accounting principles generally accepted in the United States of America, Global's acquisition of Infinium will be accounted for as a reverse merger. As a result, Infinium will be treated as the acquiring entity and Global treated as the acquired entity for accounting purposes.

On January 5, 2004, the merger was consummated pursuant to the Agreement and Plan of Merger dated December 24, 2003. As a result of the merger, Infinium Labs Corporation became a wholly owned subsidiary of Global Business Resources, Inc., a publicly held company.

In conjunction therewith, the Company now operates under the name of Infinium Labs, Inc. and effective January 9, 2004, is trading on the over-the-counter
(OTC) market under the trading symbol "IFLB".

Stock Issuance

On January 7, 2004, Infinium issued 114,500 shares of its Class A common stock in a private placement for consideration of $5.00 per share.

Stock Dividend

On January 7, 2004, the Board of Directors declared a stock dividend of 4 shares of Class A common stock for each share of common stock outstanding on January 19, 2004.

Stock Issuance

On January 22, 2004, Infinium issued 1,090,000 shares of its Class A common stock for consideration of $1.00 per share.

Financing Commitment

On January 26, 2004, Infinium announced that it has received a $15 million financing commitment. The financing, subject to certain conditions, will be provided by SBI-Brightline VI, LLC, an affiliate of SBI-USA, LLC and Infinium Investment Partners, LLC, an affiliate of Trilogy Capital Partners, Inc. Pursuant to the terms of the financing, SBI-Brightline VI and Infinium Investment Partners each have agreed to purchase 1 million shares of Common Stock of Infinium Labs at an average share price of $7.50, representing a total financing commitment of $15 million. Among other conditions, the financing is contingent on the effectiveness of a Registration Statement with the Securities and Exchange Commission covering the resale of the shares.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                      PAGE

Condensed Balance Sheet as of December 31, 2003 (Unaudited)               F-14

Condensed Statement of Operations for the Two Months Ended                F-15
December 31, 2003 and for the Period from December 9, 2002
(Inception) Through December 31, 2002 and for the Period from December 9, 2002 (Inception) Through December 31, 2003
(Unaudited)

Condensed Statement of Changes in Stockholders' Deficiency for the        F-16
Period from December 9, 2002 (Inception) Through December 31, 2003
(Unaudited)

Condensed Statement of Cash Flows for the Two Months Ended                F-18
December 31, 2003 and for the Period from December 9, 2002
(Inception) Through December 31, 2002 and for the Period from December 9, 2002 (Inception) Through December 31, 2003
(Unaudited)

Notes to Condensed Financial Statements (Unaudited)                      F-19 to
                                                                          F-27

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                       CONDENSED BALANCE SHEET (UNAUDITED)

                                                                    December 31,
                                                                      2003
                                                                    -----------
Current Assets:
  Cash                                                              $    45,852
  Prepaid expenses                                                       95,727
  Other receivables, net of allowance of $0                             148,314
                                                                    -----------

       TOTAL CURRENT ASSETS                                             289,893
                                                                    -----------

Property and Equipment, Net                                             162,763
                                                                    -----------

OTHER ASSETS:
  Deposits                                                                7,490
  Intangible asset, net (Note 2)                                        300,000
                                                                    -----------
       Total Other Assets                                               307,490
                                                                    -----------

TOTAL ASSETS                                                        $   760,146
                                                                    ===========

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                             $   584,081
  Shareholder loan                                                        4,940
  Convertible promissory notes (Note 3)                                 362,500
                                                                    -----------

                                                                        951,521
Total Liabilities
                                                                    -----------

STOCKHOLDERS' DEFICIENCY:
  Preferred stock, $0.001 par value, 10,000,000 shares
   authorized, none issued and outstanding                                   --
  Common stock, $0.0001 par value, 200,000,000 shares authorized,
    69,115,900 shares issued and outstanding (Note 4)                     6,911
  Additional paid-in capital (Note 4)                                 2,701,347
  Accumulated deficit during development stage                       (2,877,116)
                                                                    -----------
                                                                       (168,858)
  Less: common stock subscribed                                         (22,517)
                                                                    -----------

       Total Stockholders' Deficiency                                  (191,375)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                      $   760,146
                                                                    ===========

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                           For the Period from           For the Period from
                                                                             December 9, 2002             December 9, 2002
                                           For the Two Months Ended           (Inception) to                (Inception) to
                                               December 31, 2003             December 31, 2002             December 31, 2003
                                           -------------------------       -------------------             -----------------
OPERATING EXPENSES:

  Development costs                             $    145,943                  $         --                  $    405,350

  Advertising                                         55,140                            --                       166,620

  Professional fees                                   68,200                        10,000                       692,460

  Consultants                                        191,009                            --                       878,785

  General and administrative                         127,452                         4,343                       714,658
                                                ------------                  ------------                  ------------
        Total Operating Expenses                     587,744                        14,343                     2,857,873
                                                ------------                  ------------                  ------------

NET LOSS FROM OPERATIONS                            (587,744)                      (14,343)                   (2,857,873)

OTHER INCOME (EXPENSE):
  Interest income                                         37                            --                            37
  Interest expense                                   (19,280)                           --                       (19,280)
                                                ------------                  ------------                  ------------
        Total Other Income (Expense)                 (19,243)                           --                       (19,243)
                                                ------------                  ------------                  ------------

LOSS BEFORE INCOME TAXES                            (606,987)                      (14,343)                   (2,877,116)

INCOME TAXES                                              --                            --                            --
                                                ------------                  ------------                  ------------

NET LOSS                                        $   (606,987)                 $    (14,343)                 $ (2,877,116)
                                                ============                  ============                  ============

PER COMMON SHARE

Loss per common share - basic and
diluted                                         $        Nil                  $        Nil                  $      (0.05)
                                                ============                  ============                  ============

Weighted average - basic and diluted              67,745,088                    57,420,568                    61,006,122
                                                ============                  ============                  ============

See accompanying Notes to Condensed Financial Statements.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
      FOR THE PERIOD FROM DECEMBER 9, 2002 (INCEPTION) TO DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                                                           Accumulated
                                                                                              Additional  Deficit During
                                            Preferred Stock              Common Stock           Paid-In     Development
                                        Shares         Amount       Shares         Amount       Capital        Stage
                                      -----------   -----------   -----------   -----------   -----------   -----------
Stock issued to founders ($0.000318
 per share)                                    --   $        --    58,189,728   $     5,819   $    12,703   $        --

Stock issued for cash
 ($0.125 per share)                            --            --     4,423,012           442       526,261            --

Stock issued for services
 ($0.3775 per share)                           --            --     2,957,376           296     1,112,709            --

Net loss for the period from
 December 9, 2002 (inception)
 to October 31, 2003                           --            --            --            --            --    (2,270,129)
                                      -----------   -----------   -----------   -----------   -----------   -----------

Balance, October 31, 2003                      --            --    65,570,116         6,557     1,651,673    (2,270,129)

Stock issued for cash
 ($0.28 per share)                             --            --     2,169,148           217       611,671            --

Stock issued for signage rights
 ($0.3175 per share)                           --            --       942,600            94       299,906            --

Stock issued for services
 ($0.3175 per share)                           --            --       434,036            43       138,097            --

Net loss for the two months ended
 December 31, 2003                             --            --            --            --            --      (606,987)
                                      -----------   -----------   -----------   -----------   -----------   -----------
                                           Stock
                                       Subscriptions
                                        Receivable        Total
                                        -----------    -----------
Stock issued to founders ($0.000318
 per share)                             $   (18,517)   $         5

Stock issued for cash
 ($0.125 per share)                              --        526,703

Stock issued for services
 ($0.3775 per share)                             --      1,113,005

Net loss for the period from
 December 9, 2002 (inception)
 to October 31, 2003                             --     (2,270,129)
                                        -----------    -----------

Balance, October 31, 2003                   (18,517)      (630,416)

Stock issued for cash
 ($0.28 per share)                           (4,000)       607,888

Stock issued for signage rights
 ($0.3175 per share)                             --        300,000

Stock issued for services
 ($0.3175 per share)                             --        138,140

Net loss for the two months ended
 December 31, 2003                               --       (606,987)
                                        -----------    -----------

See accompanying Notes to Condensed Financial Statements.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED STATEMENT OF STOCKHOLDERS' DEFICIENCY
      FOR THE PERIOD FROM DECEMBER 9, 2002 (INCEPTION) TO DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                                                           Accumulated
                                                                                              Additional  Deficit During
                                            Preferred Stock              Common Stock           Paid-In     Development
                                        Shares         Amount       Shares         Amount       Capital        Stage
                                      -----------   -----------   -----------   -----------   -----------   -----------
BALANCE, DECEMBER 31, 2003                     --   $        --    69,115,900   $     6,911   $ 2,701,347   $(2,877,116)
                                      ===========   ===========   ===========   ===========   ===========   ===========
                                            Stock
                                        Subscriptions
                                         Receivable        Total
                                         -----------    -----------
BALANCE, DECEMBER 31, 2003              $    (22,517)   $  (191,375)
                                         ===========    ===========

See accompanying Notes to Condensed Financial Statements.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        CONDENSED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                For the Period     For the Period
                                                                               from December 9,    from December 9,
                                                            For the Two        2002 (Inception)    2002 (Inception)
                                                            Months Ended       to December 31,     to December 31,
                                                          December 31, 2003         2002                2003
                                                          -----------------    ----------------    ----------------
Cash Flows from Operating Activities:
                                                            $  (606,987)        $   (14,343)        $(2,877,116)
  Net loss

  Adjustments to reconcile net loss to net cash used
  in operating activities:
   Depreciation                                                   3,614                  --               5,320
   Amortization of interest expense                              12,500                  --              12,500
   Common stock issued for services                             138,140                  --           1,307,895
 Changes in operating assets and liabilities:
  Decrease (increase) in current
  assets:
   Other receivables                                           (148,314)                 --            (148,314)
   Deposits                                                      (7,490)                 --              (7,490)
   Prepaid expense                                              (95,727)                 --             (95,727)
  Increase (decrease) in current liabilities:
   Accounts payable                                             (18,981)                 --             584,079
                                                            -----------         -----------         -----------
      Net Cash (Used) in Operating Activities                  (723,245)            (14,343)         (1,218,853)
                                                            -----------         -----------         -----------

Cash Flows from Investing Activities:
  Purchase of property and equipment                           (103,387)                 --            (168,082)
                                                            -----------         -----------         -----------
      Net Cash (Used) in Investing Activities                  (103,387)                 --            (168,082)
                                                            -----------         -----------         -----------

Cash Flows from Financing Activities:
  Proceeds from stockholder                                       3,314                  --               4,940
  Proceeds from sale of common stock                            619,128              14,343             780,597
  Proceeds from notes payable                                   250,000                  --             647,250
                                                            -----------         -----------         -----------
      Net Cash Provided by Financing Activities                 872,442              14,343           1,432,787
                                                            -----------         -----------         -----------

NET INCREASE IN CASH                                             45,810                  --              45,852

CASH AT BEGINNING OF PERIOD                                          42                  --                  --
                                                            -----------         -----------         -----------

CASH AT END OF PERIOD                                       $    45,852         $        --         $    45,852
                                                            ===========         ===========         ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                                      $     6,780         $        --         $     6,780
                                                            ===========         ===========         ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
During 2003, the Company issued 235,600 shares of common stock with a fair value of $300,000 for intangible signage rights.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) ORGANIZATION

Infinium Labs, Inc. ("Infinium") a Delaware corporation located in Sarasota, Florida, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital and developing its products.

Infinium is positioned to be a leader in the pervasive gaming/interactive entertainment market by introducing marketing and selling the first combination game console and broadband gaming network, "Phantom Game Console" and "PhantomNet VPGN". The console and network allows consumers to search, preview, purchase and play a large selection of interactive entertainment (video games) online. Infinium's mission is to provide users with the ultimate gaming experience by developing a leading edge video game console and an online game service that provides on-demand access to a selection of games and interactive entertainment via a broadband Internet connection.

(C) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) RESEARCH AND DEVELOPMENT COSTS

The Company's software products reach technological feasibility shortly before the products are released for manufacturing. Costs incurred after technological feasibility is established are not material, and accordingly, the Company expenses all research and development costs when incurred.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

(E) LOSS PER SHARE

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2003 the effects of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

(F) BUSINESS SEGMENTS

The Company operates in one segment and therefore segment information is not presented.

(G) RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, and Interpretation of ARB 51". FIN No. 46 provides guidance on the identification of entities of which control is achieved through means other than voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE (the "Primary Beneficiary"). In addition, FIN No. 46 required that both the Primary Beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The transitional disclosure requirements of FIN No. 46 are required in all financial statements initially issued after January 31, 2003, if certain conditions are met. The adoption of this pronouncement did not have a material effect on the Company's financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes PUT options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of these pronouncements did not have a material effect on the Company's financial position or results of operations.

NOTE 2 INTANGIBLE ASSET, NET

During 2003, the Company entered into an agreement for the rights to a building located in Sarasota, Florida. The agreement called for the Company to issue 235,650 (300,000 pre-reverse merger) shares of common stock in exchange for signage rights beginning April 1, 2004 through May 31, 2009. The shares were valued at the recent cash offering price aggregating $300,000. The Company will amortize the cost over the life of the agreement. As of December 31, 2003, the Company has expensed $0.

NOTE 3 NOTES PAYABLE

(A) CONVERTIBLE NOTE PAYABLE

During 2003, the Company received $275,000, net of offering costs of $25,000 in the form of a 20% secured convertible debenture that matures on February 28, 2004 and is guaranteed by the Company's Chairman and Chief Executive officer. The maximum borrowings available under the debenture agreement are $750,000. The debenture is secured by all of the Company's assets and is convertible in its entirety at the option of the holder into the Company's common stock at a conversion price of $1.00. There was no beneficial conversion recognized on the issuance of the convertible notes payable as the conversion price was equal to recent cash offering price. At December 31, 2003 the outstanding balance on the convertible debenture was $262,500.

(B) CONVERTIBLE NOTE PAYABLE

During 2003, the Company entered into a $100,000 convertible note payable in full settlement of a lawsuit. The note is non-interest bearing and is due August 11, 2004. The note is convertible at the option of the note holder at any time at the current trading price of the Company's common stock. As of December 31, 2003, the balance on the note payable was $100,000.

NOTE 4 STOCKHOLDERS' DEFICIENCY

(A) STOCK ISSUED FOR CASH

During 2002, the Company issued 58,189,728 shares of common stock to its founder for $18,522 ($0.000318 per share).

During 2003, the Company issued 4,423,012 shares of common stock for cash of $556,455 ($0.125 per share).

During 2003, the Company issued 2,169,148 shares of common stock for $611,888 ($0.28 per share), net of offering costs of $11,239.

(B) STOCK ISSUED FOR SERVICES

During 2002, the Company issued 2,957,376 shares of common stock for software development services valued for financial accounting purposes at $1,113,005 ($0.3775 per share) based upon recent cash offering prices.

During 2003, the Company issued 434,036 shares of common stock for software development services valued for financial accounting purposes at $138,140 ($0.3175 per share) based upon recent cash offering prices.

During 2003, the Company issued 942,600 shares of common stock for signature rights valued for financial accounting purposes at $300,000 ($0.3175 per share) based upon recent cash offering prices.

NOTE 5 COMMITMENTS AND CONTINGENCIES

(A) DISTRIBUTION AGREEMENT

Infinium signed a distribution agreement with Riverdeep, Inc. ("Riverdeep") that will allow Infinium to market Riverdeep's catalog of award-winning video games and edutainment software on the Phantom Game System. The agreement expires on March 30, 2006 and authorizes Infinium to distribute Riverdeep's products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Riverdeep requires Infinium to make the following guaranteed, non-refundable, irrevocable, non-transferable license fees as follows:

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

March 30, 2004            $ 50,000
June 30, 2004               50,000
September 30, 2004         125,000
                          --------
Total                     $225,000
                          ========

In addition, Infinium incurs license fees with respect to each unit of product distributed. These per unit license fees shall be applied against the aforementioned guaranteed license fees. Once the guaranteed license fees have been earned down and recouped by Infinium, then Infinium shall pay directly to Riverdeep the per unit license fees for every unit of product it distributes. The per unit unlimited license (pay-to-own) fee ranges from $6.50 to $28.00 per title. The per unit limited license (pay-per-play) fee equals fifty percent (50%) of Infinium's revenue realized from the limited licenses granted to end users.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the payments for the guaranteed license fees, the company has expensed the guaranteed license fees as incurred. Since the periods presented on the accompanying financial statements are from December 9, 2002 (inception) through December 31, 2003, no guaranteed license fees had been incurred during this reporting period and, therefore, no expense was reported for these guaranteed license fees on the accompanying financial statements.

In the event that the per unit license fees exceed the guaranteed license fees, those per unit license fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned.

(B) LEASES

Infinium leases office space in Sarasota, Florida (starting September 18, 2003) and Richardson, Texas (starting December 15, 2003) under operating leases that expire in 2009 and 2007, respectively. Minimum future rental payments under these leases are as follows:

Year ending October 31,            AMOUNT
-----------------------         -----------
2004                            $   213,312
2005                                255,341
2006                                271,914
2007                                240,426
2008                                243,488
Thereafter                          134,134
                                -----------
                                $ 1,358,615
                                ===========

The Florida lease provides for a renewal option of 5 years at a rental rate equal to the last year of the initial term with an increase equal to the Consumer Price Index not to exceed 5%. Rent expense for the period ended October 31, 2003 was $0.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

(C) LITIGATION

On October 27, 2003, SensAble Technologies, Inc. filed a complaint against Infinium in the U.S. District Court for the District of Delaware, alleging federal trademark infringement, federal trademark dilution, federal unfair competition, and Delaware common law unfair competition regarding the trademark "Phantom". The complaint seeks damages, injunctive relief against the Company's use of the name "Phantom", surrender of the Company's websitewww.phantom.com, withdrawal of trademark applications for the "Phantom" mark and other unspecified damages. The Company believes they have meritorious defenses against these claims and intends to defend themselves vigorously. In December 2003, the Company filed a response to the suit denying all of the claims and seeking dismissal of the suit in summary judgment. During 2004, the Company settled the suit and agreed to issue 400,000 (100,000 pre-split) shares of common stock in full settlement. The Company has accrued $590,000 for the value of shares to be issued in the settlement.

The Company is party to litigation which may arise from time to time in the ordinary course of business. As of December 31, 2003, the Company has not accrued any amounts relating to any additional litigation.

NOTE 6 GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no sales, a working capital deficiency of $661,628, and a stockholders' deficiency of $191,375. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7 SUBSEQUENT EVENTS

(A) REVERSE MERGER

On January 5, 2004, Global Business Resources, Inc. consummated an agreement with Infinium Labs, Inc. a Delaware corporation, pursuant to which Infinium Labs, Inc. exchanged all of its then issued and outstanding shares of common stock for 807,800 (16,156,000 post-split) shares or approximately 81% of the common stock of Global Business Resources, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a capital transaction and recapitalization by the accounting acquirer (Infinium Labs, Inc.) and as a reorganization by the accounting acquiree (Global Business Resources, Inc.). Subsequent to the merger, Global Business Resources, Inc. changed its name to Infinium Labs, Inc.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

Accordingly, the financial statements include the following:

(1) The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2) The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

(B) STOCK DIVIDEND

During January 2004, the Company declared a 4 for 1 common stock dividend to be effected to stockholders of record on January 19, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this dividend.

(C) STOCK ISSUED IN REVERSE MERGER

On January 5, 2004, the Company issued 16,156,000 (807,800 pre-split) shares of common stock for all the outstanding shares of Global Business Resources.

(D) STOCK SPLIT

On May 5, 2004, the Company declared a 4 for 1 stock split to stockholders of record on May 5, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this split.

(E) INCREASE IN AUTHORIZED CAPITAL

During March 2004, the Company approved the increase in the number of authorized common shares from 50,000,000 to 200,000,000 that was effective in April 2004.

(F) NOTES PAYABLE

In February 2004, the Company authorized a private debt offering of secured 12% and 15% promissory notes with due dates one year from the date of issuance, within sixty days of the Company's SB-2 becoming effective or upon the Company receiving an equity investment of at least $15,000,000. For each loan to the Company, the lender was also entitled to 20,000 shares of the Company's common stock. During the three months ended March 31, 2004, the Company issued an aggregate of $2,400,000 promissory notes and issued 240,000 common shares. The shares were treated as a discount to the private offering, and the shares were valued at $354,000 based on the market price on the dates the funds were received.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

Accordingly, $2,046,000 is deemed to have been received for the promissory notes. The discount from the face value of the promissory notes is being amortized over the life of the promissory notes as additional interest expense. During the three months ended March 31, 2004, the Company recognized interest expense of $44,250. The balance of the promissory notes as of March 31, 2004 is $2,090,250 and is included in notes payable - current.

Subsequent to March 31, 2004, the Company received an aggregate of $1,850,000 in notes payable with an interest rate of 15%, due twelve months from issuance on the same terms as previously issued notes (See Note 4(C)).

(G) COMMON STOCK ISSUANCES

During 2004, the Company issued 6,650,000 shares of common stock for $1,662,500 ($0.25 per share).

During 2004, the Company issued 1,750,000 shares of common stock for software development and consulting services with a fair value of $2,581,250 ($1.475 per share).

During February 2004, the Company issued 66,668 shares of common stock with a fair value of $98,335 ($1.475 per share) in settlement of a lawsuit.

During February 2004, the Company issued 240,000 shares of common stock with a fair value of $354,000 ($1.475 per share) (See Note (E)).

The Company issued 440,000 shares of common stock on the same terms as previously issued common stock in association with the notes payable issued subsequent to December 31, 2004 (See Note 8(E)).

(H) FINANCING COMMITMENT

The Company has received $46,000,000 in financing commitments. The financing, subject to certain conditions, will be provided by SBI-Brightline VI, LLC, an affiliate of SBI-USA, LLC, Infinium Investment Partners, LLC, an affiliate of Trilogy Capital Partners, Inc., Hadavor Hanachan, LLC and Reich Capital (collectively the "Partners"). Pursuant to the terms of the financing, the Partners each have agreed to purchase 33,500,000 (post-split) shares of common stock of the Company at an average share price of $1.37, representing a total financing commitment of $46,000,000. Among other conditions, the financing is contingent on the effectiveness of a Registration Statement with the Securities and Exchange Commission covering the resale of the shares.

(I) EMPLOYMENT AGREEMENT

On January 3, 2004, the Company entered into an employment agreement with its Executive Vice President of Channel Sales for a period of three years unless the Company or the employee agrees to terminate the agreement within three months prior to the anniversary date. The agreement provides for an initial minimum annual salary of $125,000, which increases to $175,000 upon the Company closing its second round financing or June 1, 2004, whichever occurs earlier.

                               INFINIUM LABS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

(J) LITIGATION

During 2004, the Company settled the suit with SensAble Technologies, Inc (see
Note 6 (A)) and agreed to issue 400,000 (100,000 pre-split) shares of common stock in full settlement. The Company has accrued $590,000 for the value of shares to be issued in the settlement.

                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS

                                      PAGE

Condensed Consolidated Balance Sheet as of September 30, 2004              F-29
(Unaudited)

Condensed Statements of Operations for the Nine Months Ended               F-30
September 30, 2004 (Consolidated) and for the Nine Months
Ended September 30, 2003 and for the Period from December 9,
2002 (Inception) Through September 30, 2004 (Consolidated)
(Unaudited)

Condensed Consolidated Statement of Changes in Stockholders'               F-31
Deficiency for the Period from December 9, 2002 (Inception)
Through September 30, 2004 (Unaudited)

Condensed Statements of Cash Flows for the Nine Months Ended               F-35
September 30, 2004 (Consolidated) and for the Nine Months
Ended September 30, 2003 and for the Period from December 9,
2002 (Inception) Through September 30, 2004 (Consolidated)
(Unaudited)

Notes to Condensed Consolidated Financial Statements (Unaudited)         F-36 to
                                                                          F-48

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
          CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:
  Cash                                                         $     20,991
  Prepaid expenses                                                   53,000
                                                               ------------
     Total Current Assets                                            73,991
                                                               ------------

PROPERTY AND EQUIPMENT, NET                                         905,795
                                                               ------------

OTHER ASSETS:
  Deposits                                                           34,590
  Intangible asset, net (Note 3)                                    270,990
                                                               ------------
       Total Other Assets                                           305,580
                                                               ------------

TOTAL ASSETS                                                   $  1,285,366
                                                               ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable                                             $  2,697,798
  Accrued interest expense                                          223,142
  Accrued payroll and payroll taxes                                 484,539
  Promissory notes (Note 4)                                       7,280,044
                                                               ------------

                                                               ------------
TOTAL LIABILITIES                                                10,685,523
                                                               ------------

STOCKHOLDERS' DEFICIENCY:
   Preferred stock, $0.001 par value,
   10,000,000 shares authorized, none issued
   and outstanding -- Common stock, $0.0001
   par value, 200,000,000 shares
  authorized, 104,712,093 shares
   issued and outstanding, (Note 5)                                  10,471
  Additional paid-in capital (Note 5)                            17,864,197
  Subscription receivable                                           (22,517)
  Accumulated deficit during development stage                  (27,252,308)
                                                               ------------

       Total Stockholders' Deficiency                            (9,400,157)
                                                               ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                 $  1,285,366
                                                               ============

See accompanying Notes to Condensed Consolidated Financial Statements.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                                        For the Period from
                                                For the Nine          For the Nine        December 9, 2002
                                                Months Ended          Months Ended        (Inception) to
                                              September 30, 2004      September 30,     September 30, 2004
                                                (Consolidated)            2003            (Consolidated)
                                                 ------------         ------------         ------------
OPERATING EXPENSES:
   Development costs                             $  1,755,209         $    111,962         $  2,160,559
   Advertising                                      1,041,539               24,746            1,208,159
   Salary expense                                   4,121,005               82,292            4,121,005
   Professional fees                                2,003,514              470,294            2,695,974
   Consultants                                      8,039,752                   --            8,918,537
   General and administrative                       3,492,132              128,716            4,219,290
                                                 ------------         ------------         ------------
       Total Operating Expenses                    20,453,151              818,010           23,323,524
                                                 ------------         ------------         ------------

NET LOSS FROM OPERATIONS                          (20,453,151)            (818,010)         (23,323,524)

OTHER INCOME (EXPENSE):
   Interest income                                         --                   --                   37
   Interest expense                                (3,922,041)                  --           (3,928,821)
                                                 ------------         ------------         ------------
       Total Other Income (Expense)                (3,922,041)                  --           (3,928,784)
                                                 ------------         ------------         ------------

LOSS BEFORE INCOME TAXES                          (24,375,192)            (818,010)         (27,252,308)

INCOME TAXES                                               --                   --                   --
                                                 ------------         ------------         ------------

NET LOSS                                         $(24,375,192)        $   (818,010)        $(27,252,308)
                                                 ============         ============         ============

PER COMMON SHARE

Loss per common share - basic and diluted        $      (0.26)        $      (0.01)        $      (0.48)
Weighted average - basic and diluted               95,387,254           58,142,912           56,589,404
                                                 ============         ============         ============

See accompanying Notes to Condensed Financial Statements.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
          CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
     FOR THE PERIOD FROM DECEMBER 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                                                          Additional
                                                                             Common Stock                  Paid-In
                                                                        Shares            Amount           Capital
                                                                    ----------------    ------------    ---------------
Stock issued to founders ($0.000318 per share)                           58,189,728  $        5,819  $          12,703
Stock issued for cash ($0.12 per share)                                   4,423,012             442            526,261
Stock issued for services ($0.3775 per share)                             2,957,376             296          1,112,709
Net loss for the period from December 9, 2002 (inception) to
 October 31, 2003                                                                 -               -                  -
                                                                    ----------------    ------------    ---------------
Balance, October 31, 2003                                                65,570,116           6,557          1,651,673

Stock issued for cash ($0.257 per share)                                  2,169,148             217            611,671
Stock issued for signage rights ($0.3175 per share)                         942,600              94            299,906
Stock issued for services ($0.3175 per share)                               434,036              43            138,097
Net loss for the two months ended December 31, 2003                               -               -                  -
                                                                    ----------------    ------------    ---------------

Balance, December 31, 2003                                               69,115,900           6,911          2,701,347

Recapitalization of Global Business Resources                            16,156,000           1,615            (1,615)
Shares issued for cash ($0.25 per share)                                  6,650,000             665          1,661,835
                                                                     Accumulated
                                                                    Deficit During           Stock
                                                                     Development         Subscriptions
                                                                        Stage              Receivable             Total
                                                                   -----------------    -----------------    -----------------
Stock issued to founders ($0.000318 per share)                  $                 -  $          (18,517)  $                 5
Stock issued for cash ($0.12 per share)                                           -                    -              526,703
Stock issued for services ($0.3775 per share)                                     -                    -            1,113,005
Net loss for the period from December 9, 2002 (inception) to
 October 31, 2003                                                       (2,270,129)                    -          (2,270,129)
                                                                   -----------------    -----------------    -----------------
Balance, October 31, 2003                                               (2,270,129)             (18,517)            (630,416)

Stock issued for cash ($0.257 per share)                                          -              (4,000)              607,888
Stock issued for signage rights ($0.3175 per share)                               -                    -              300,000
Stock issued for services ($0.3175 per share)                                     -                    -              138,140
Net loss for the two months ended December 31, 2003                       (606,987)                    -            (606,987)
                                                                   -----------------    -----------------    -----------------

Balance, December 31, 2003                                              (2,877,116)             (22,517)            (191,375)

Recapitalization of Global Business Resources                                     -                    -                    -
Shares issued for cash ($0.25 per share)                                          -                    -            1,662,500

See accompanying Notes to Condensed Consolidated Financial Statements.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
          CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
     FOR THE PERIOD FROM DECEMBER 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                                                                     Accumulated
                                                                                                  Additional        Deficit During
                                                                     Common Stock                  Paid-In           Development
                                                                Shares            Amount           Capital              Stage
                                                            ----------------    ------------    ---------------    ----------------

Shares issued with note payable ($1.475 per share)                  240,000              24            353,976                -
Shares issued for settlement ($1.475 per share)                      66,668               7             98,328                -
Shares issued for services ($1.475 per share)                     1,750,000             175          2,581,075                -
Shares issued with note payable ($1.47 per share)                     7,500               -             11,025                -
Shares issued with note payable ($1.42 per share)                   200,000              20            283,980                -
Shares issued with note payable ($1.475 per share)                  100,000              10            147,490                -
Shares issued with note payable ($1.13 per share)                    60,000               6             67,794                -
Shares issued with note payable ($1.43 per share)                    33,000               3             47,187                -
Shares issued with note payable ($1.475 per share)                  511,000              51            753,674                -
Share issued for loan default penalty ($1.475 per share)             74,999               8            110,616                -
Share issued for loan default penalty ($1.13 per share)              75,000               8             84,742                -
Share issued for loan default penalty ($1.475 per share)             80,000               8            117,992                -
                                                                   Stock
                                                               Subscriptions
                                                                 Receivable             Total
                                                              -----------------    -----------------
Shares issued with note payable ($1.475 per share)                       -              354,000
Shares issued for settlement ($1.475 per share)                          -               98,335
Shares issued for services ($1.475 per share)                            -            2,581,250
Shares issued with note payable ($1.47 per share)                        -               11,025
Shares issued with note payable ($1.42 per share)                        -              284,000
Shares issued with note payable ($1.475 per share)                       -              147,500
Shares issued with note payable ($1.13 per share)                        -               67,800
Shares issued with note payable ($1.43 per share)                        -               47,190
Shares issued with note payable ($1.475 per share)                       -              753,725
Share issued for loan default penalty ($1.475 per share)                 -              110,624
Share issued for loan default penalty ($1.13 per share)                  -               84,750
Share issued for loan default penalty ($1.475 per share)                 -              118,000

See accompanying Notes to Condensed Consolidated Financial Statements.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
          CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
     FOR THE PERIOD FROM DECEMBER 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                                                                     Accumulated
                                                                                                  Additional        Deficit During
                                                                     Common Stock                  Paid-In           Development
                                                                Shares            Amount           Capital              Stage
                                                            ----------------    ------------    ---------------    ----------------
Share issued for loan default penalty ($1.56 per share)             603,038              61            942,487             -
Shares issued for loan default penalty ($1.47 per share)            955,312              96          1,404,213             -
Shares issued for cash ($2.50 per share)                             40,000               4             99,996             -
Shares issued for settlement ($1.455 per share)                      53,332               5             77,560             -
Shares issued for cash ($2.00 per share)                            100,000              10            199,990             -
Share issued to consultants for services ($1.44 per share)          830,000              83          1,195,117             -
Share issued to consultants for services ($1.475 per share)         100,000              10            147,490             -
Share issued to consultants for services ($1.60 per share)          279,260              28            446,788             -
Share issued to consultants for services ($0.92 per share)          440,000              44            404,756             -
                                                                   Stock
                                                               Subscriptions
                                                                 Receivable          Total
                                                              -----------------    -----------
Share issued for loan default penalty ($1.56 per share)               -              942,548
Shares issued for loan default penalty ($1.47 per share)              -            1,404,309
Shares issued for cash ($2.50 per share)                              -              100,000
Shares issued for settlement ($1.455 per share)                       -               77,565
Shares issued for cash ($2.00 per share)                              -              200,000
Share issued to consultants for services ($1.44 per share)            -            1,195,200
Share issued to consultants for services ($1.475 per share)           -              147,500
Share issued to consultants for services ($1.60 per share)            -              446,816
Share issued to consultants for services ($0.92 per share)            -              404,800

See accompanying Notes to Condensed Consolidated Financial Statements.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
          CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
     FOR THE PERIOD FROM DECEMBER 9, 2002 (INCEPTION) TO SEPTEMBER 30, 2004
                                   (UNAUDITED)

                                                                                                       Additional
                                                                          Common Stock                  Paid-In
                                                                     Shares            Amount           Capital
                                                                 ----------------    -----------     ---------------
Effect of beneficial conversion of promissory notes at $.75
  per share                                                                    -              -              71,275
Shares issued for loan guaranty ($1.04 per share)                        800,000             80             831,920
Shares issued to consultants ($1.13 per share)                         1,000,000            100           1,129,900
Share issued to consultants for services ($0.64 per share)                21,460              2              13,732
Share issued to consultants for services ($0.61 per share)               200,000             20             121,980
Share issued to consultants for services ($0.60 per share)                36,000              4              21,416
Share issued to consultants for services ($0.60 per share)             1,933,224            193           1,162,251
Stock issued to employees ($0.33 per share)                              300,000             30              98,970
Shares issued for cash ($0.25 per share)                               1,900,400            190             474,910
Net loss for the nine months ended September 30, 2004                          -              -                   -
                                                                 ----------------    -----------     ---------------

BALANCE, SEPTEMBER 30, 2004 (CONSOLIDATED)                           104,712,093  $      10,471   $      17,864,197
                                                                    Accumulated
                                                                   Deficit During           Stock
                                                                    Development         Subscriptions
                                                                       Stage              Receivable             Total
                                                                  -----------------    -----------------    -----------------
Effect of beneficial conversion of promissory notes at $.75
  per share                                                                      -                    -               71,275
Shares issued for loan guaranty ($1.04 per share)                                                                    832,000
Shares issued to consultants ($1.13 per share)                                                                     1,130,000
Share issued to consultants for services ($0.64 per share)                                                            13,734
Share issued to consultants for services ($0.61 per share)                                                           122,000
Share issued to consultants for services ($0.60 per share)                                                            21,420
Share issued to consultants for services ($0.60 per share)                                                         1,162,444
Stock issued to employees ($0.33 per share)                                                                           99,000
Shares issued for cash ($0.25 per share)                                                                             475,100
Net loss for the nine months ended September 30, 2004                 (24,375,192)                    -         (24,375,192)
                                                                  -----------------    -----------------    -----------------

BALANCE, SEPTEMBER 30, 2004 (CONSOLIDATED)                     $      (27,252,308)  $          (22,517)  $       (9,400,157)

See accompanying Notes to Condensed Consolidated Financial Statements.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                        CONDENSED STATEMENT OF CASH FLOW
                                   (UNAUDITED)

                                                                                                           For the Period from
                                                                                                            December 9, 2002
                                                        For the Nine Months      For the Nine Months         (Inception) to
                                                        Ended September 30,      Ended September 30,       September 30, 2004
                                                        2004 (Consolidated)              2003                (Consolidated)
                                                        ----------------------  -----------------------  ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                               $       (24,375,192)    $           (818,010)      $       (27,252,308)

  Adjustments to reconcile net loss to net cash
   used in operating activities:
   Depreciation and amortization                                      169,251                        -                   174,571
   Common stock issued for services                                 8,001,964                        -                 9,253,110
   Common Stock issued to employees                                    99,000                        -                    99,000
   Common stock issued for legal settlements                          175,900                        -                   175,900
   Common stock issued for interest                                 2,731,505                        -                 2,731,505
   Amortization of interest expense                                   894,999                        -                   907,499
 Changes in operating assets and liabilities:
Decrease (increase) in current assets:
   Other receivables                                                  148,314                    7,314                         -
   Deposits                                                          (27,100)                        -                  (34,590)
   Prepaid expense                                                     42,727                        -                  (53,000)
  Increase (decrease) in current liabilities:
   Accounts payable                                                 2,821,400                  457,043                 3,405,479
                                                        ----------------------  -----------------------  ------------------------
     Net Cash Provided by (Used in) Operating Activities          (9,317,232)                (353,653)              (10,592,834)
                                                        ----------------------  -----------------------  ------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                (883,274)                (116,084)               (1,051,356)
                                                        ----------------------  -----------------------  ------------------------
     Net Cash (Used in) Investing Activities                        (883,274)                (116,084)               (1,051,356)
                                                        ----------------------  -----------------------  ------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes payable                                       (475,000)                        -                 (475,000)
  Proceeds from stockholder                                                 -                    3,843                     4,940
  Payments to stockholder                                             (4,940)                        -                   (4,940)
  Proceeds from sale of common stock                                4,158,040                   75,000                 5,292,636
  Promissory note                                                   6,497,545                  446,468                 6,847,545
                                                        ----------------------  -----------------------  ------------------------
     Net Cash Provided by Financing Activities                     10,175,645                  525,311                11,665,181
                                                        ----------------------  -----------------------  ------------------------
NET INCREASE (DECREASE) IN CASH                                      (24,861)                   55,574                    20,991
CASH AT BEGINNING OF PERIOD                                            45,852                        -                         -
                                                        ----------------------  -----------------------
CASH AT END OF PERIOD                                    $             20,991    $              55,574      $             20,991
                                                        ======================  =======================  ========================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest                                   $             213,200   $                    -     $             219,980
                                                        =======================  =======================  ========================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2003, the Company issued 235,600 shares of common stock with a fair value of $300,000 for intangible signage rights.

See accompanying Notes to Condensed Financial Statements.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

(B) ORGANIZATION

Infinium Labs, Inc. ("Infinium") a Delaware corporation located in Sarasota, Florida, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital and developing its products.

Infinium is positioned to be a leader in the pervasive gaming/interactive entertainment market by introducing, marketing and selling the Phantom Game Service ("Phantom"), a broadband game delivery system designed to improve upon the way consumers purchase and play games and to expand the methods by which the $20 billion game industry does business. This new service, leveraging strong growth trends in broadband households, home networking as well as enormous consumer interest in new areas of digital entertainment, has the potential to open up game play to entirely new market segments and develop revenue models not currently recognized by the conventional industry players. The Phantom Game Service is designed to allow consumers to try or purchase from a large library of games, from the comfort of their living room, simply by selecting a title from a catalog of games. The broad selection will allow families to enjoy classic board-based games, allow children to play interactive educational games, and allow moderate to hardcore gamers to have the ability to play sophisticated, graphics-intensive games. The Company's service also will have the capacity to allow multiplayer tournaments and contests, both against other subscribers and against PC gamers. The subscriber can access all of this without ever having to go to a store to purchase games.

(C) USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(D) CONSOLIDATION

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

The accompanying consolidated financial statements include the accounts of Infinium Labs, Inc. and its wholly owned subsidiary, Infinium Labs Operating Corporation. Intercompany transactions and balances have been eliminated in consolidation.

(E) RESEARCH AND DEVELOPMENT COSTS

The Company's software products reach technological feasibility shortly before the products are released for manufacturing. Costs incurred after technological feasibility is established are not material, and accordingly, the Company expenses all research and development costs when incurred.

(F) LOSS PER SHARE

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by statement of Financial Accounting Standards "SFAS" No. 128, "Earnings per Share." As of September 30, 2004 and 2003, the effect of common share equivalents was anti-dilutive and not included in the calculation of diluted net loss per common share.

(G) ADVERTISING

Advertising costs are expensed either in the periods in which those costs are incurred or the first time the advertising takes place.

(H) BUSINESS SEGMENTS

The Company operates in one segment and therefore segment information is not presented.

(I) RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, and Interpretation of ARB 51". FIN No. 46 provides guidance on the identification of entities of which control is achieved through means other than voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE (the "Primary Beneficiary"). In addition, FIN No. 46 required that both the Primary Beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The transitional disclosure requirements of FIN No. 46 are required in all financial statements initially issued after January 31, 2003, if certain conditions are met. The adoption of this pronouncement did not have a material effect on the Company's financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after September 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involve instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after September 15, 2003. The adoption of these pronouncements did not have a material effect on the Company's financial position or results of operations.

NOTE 2 REVERSE MERGER

On January 5, 2004, Global Business Resources, Inc. consummated an agreement with Infinium Labs, Inc. a Delaware corporation, pursuant to which Infinium Labs, Inc. exchanged all of its then issued and outstanding shares of common stock for 807,800 (16,156,000 post-split) shares or approximately 81% of the common stock of Global Business Resources, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a capital transaction and recapitalization by the accounting acquirer (Infinium Labs, Inc.) and as reorganization by the accounting acquiree (Global Business Resources, Inc.). Subsequent to the merger, Global Business Resources, Inc. changed its name to Infinium Labs, Inc.

Accordingly, the financial statements include the following:

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

(1) The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2) The statement of operations includes the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the merger.

NOTE 3 INTANGIBLE ASSETS

During 2003, the Company entered into an agreement for the signage rights to a building located in Sarasota, Florida. The agreement called for the Company to issue (300,000 pre-reverse merger) shares of common stock in exchange for signage rights beginning April 1, 2004 through May 31, 2009. The shares were valued at the recent cash offering price aggregating $300,000. The Company will amortize the cost over the life of the agreement. As of September 30, 2004, the Company has amortized $29,010 of expense of the signage rights.

NOTE 4 NOTES PAYABLE

During 2003, the Company received $275,000, net of offering costs of $25,000 in the form of a 20% secured convertible debenture that matures on February 28, 2004 and is guaranteed by the Company's Chairman and Chief Executive officer. The maximum borrowings available under the debenture agreement are $750,000. The debenture is secured by all of the Company's assets and is convertible in its entirety at the option of the holder into the Company's common stock at a conversion price of $1.00. There was no beneficial conversion recognized on the issuance of the convertible notes payable as the conversion price was equal to recent cash offering price. During February 2004, the entire convertible note was repaid with cash of $275,000. At September 30, 2004, the outstanding balance on the convertible debenture was $0.

During 2003, the Company entered into a $100,000 convertible note payable in full settlement of a lawsuit. The note is non-interest bearing and is due August 11, 2004. The note is convertible at the option of the note holder at any time at the current trading price of the Company's common stock. During February 2004, the entire convertible note was repaid with cash of $100,000. At September 30, 2004, the balance on the note payable was $0.

In February 2004, the Company authorized a private debt offering of secured 12% and 15% promissory notes with due dates one year from the date of issuance, within sixty days of the Company's SB-2 becoming effective or upon the Company receiving an equity investment of at least $15,000,000. For each loan to the Company, the lender was also entitled to 20,000 shares of the Company's common stock. During the three months ended September 30, 2004, the Company issued an aggregate of $2,400,000 promissory notes and issued 240,000 common shares. The shares were treated as a discount to the private offering, and the shares were valued at $354,000 based on the market price on the dates the funds were received.

On February 27, 2004, the Company borrowed $500,000 under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 200,000 shares of common stock having a fair value of $284,000.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


On April 7, 2004, the Company borrowed $500,000 under a 15% promissory note which was initially payable on December 15, 2004 but is now payable on January 31, 2005 per a conversion agreement that entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.25; in addition, the note holder is entitled to a Stock Purchase Warrant for 100% of the number of shares obtained in the conversion at a warrant exercise price of $0.25.


On May 7, 2004, the Company borrowed under a 15% promissory note for $100,000, which was subsequently repaid on June 7, 2004. As additional consideration, the Company issued the holder 40,000 shares of common stock having a fair value of $55,200. The note was fully paid off as of September 30, 2004.


On May 7, 2004, the Company borrowed $250,000 under a 15% promissory note which was initially payable on September 15, 2004 but is now payable on January 31, 2005 per a conversion agreement that entitles the note holder to convert the amount of the note into shares of stock at a per share price of $0.25; in addition, the note holder is entitled to a Stock Purchase Warrant for 100% of the number of shares obtained in the conversion at a warrant exercise price of $0.25. In addition, the holder received 100,000 shares of common stock with a fair value of $147,500.

On May 19, 2004, the Company borrowed $417,260 under a 15% secured promissory note which was initially payable on June 3, 2004 but has been amended to January 15, 2005 for additional consideration of $30,000.

On May 28, 2004, the Company borrowed $350,000 under a 15% secured promissory note, which was payable August 1, 2004. As additional consideration, the Company issued the holder 33,000 shares of common stock having a fair value of $47,190. On January 6, 2005, the note was paid in full via a Conversion Agreement which converted the entire amount of the note into common stock at a per share price of $0.10.


On May 28, 2004, the Company borrowed $350,000 under a 15% promissory note which was initially payable on June 8, 2004 but has been amended to January 1, 2005 for additional consideration of $30,000. As additional consideration, the Company issued the holder 7,500 shares of common stock having a fair value of $11,025.

On June 4, 2004, the Company borrowed $825,000 under a 15% secured convertible promissory note, which was initially due no later than June 3, 2005 but the note was amended and is now payable no later than January 15, 2005. As additional consideration, the Company issued the holder 511,000 shares of common stock having a fair value of $753,725. The Company recognized beneficial conversion on the promissory note of $71,275.

On June 21, 2004, the Company borrowed $1,500,000 under a 15% promissory note, which was payable no later than June 22, 2005. As additional consideration, the Company issued the holder 60,000 shares of common stock having a fair value of $67,800.

On July 15, 2004, the company borrowed $250,000 under a non interest bearing promissory note, which is payable January 31, 2005.

On July 28, 2004, the Company borrowed $500,000 under a 15% promissory note which is payable on July 28, 2005. As consideration for a Director's personal guaranty of note, the Company issued the Director 800,000 shares of common stock having a fair value of $832,000.

On September 13, 2004, the Company borrowed $350,000 under a 15% secured promissory note, which is payable September 13, 2005.

Note payable - face value $ 8,192,260 Note payable - discount 912,216

$ 7,280,044

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

The discount from the face value of the promissory notes is being amortized over the life of the promissory notes as additional interest expense. During the nine month period ended September 30, 2004, the Company has recorded interest expense from the discounts of $879,499.

All of these transactions were exempt from the registration requirements of
Section 4(2) of the Securities Act as transactions not involving a public offering.

NOTE 5 STOCKHOLDERS' DEFICIENCY

(A) STOCK ISSUED FOR CASH

During 2002, the Company issued 58,189,728 shares of common stock to its founder for $18,522 ($0.000318 per share).

During 2003, the Company issued 4,423,012 shares of common stock for cash of $526,703 ($0.12 per share).

During 2003, the Company issued 1,748,380 shares of common stock for $545,216 ($0.28 per share), net of offering costs of $11,239.

During 2003, the Company issued 420,768 shares of common stock for $66,672 ($0.16 per share).

During 2004, the Company issued 6,650,000 shares of common stock for $1,662,500 ($0.25 per share).

During 2004, the Company issued 40,000 shares of common stock for cash of $100,000 ($2.50 per share).


During 2004, the Company issued 1,900,400 shares of common stock for $475,100 ($0.25 per share). In connection with this transaction, the Company issued 2,022,900 warrants to purchase common stock exercisable at a price of $0.25. The warrants are exercisable for a period of five years after the closing date of the sale.


On August 26, 2004, the Company issued 100,000 shares of common stock for $200,000 ($2.00 per share).

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

(B) STOCK ISSUED FOR SERVICES

During 2002, the Company issued 2,957,376 shares of common stock for software development services valued for financial accounting purposes at $1,113,005 ($0.3775 per share) based upon recent cash offering prices.

During 2003, the Company issued 434,036 shares of common stock for software development services valued for financial accounting purposes at $138,140 ($0.3175 per share) based upon recent cash offering prices.

During 2003, the Company issued 942,600 shares of common stock for signature rights valued for financial accounting purposes at $300,000 ($0.3175 per share) based upon recent cash offering prices.

During 2004, the Company issued 1,750,000 shares of common stock for software development and consulting services with a fair value of $2,581,250 ($1.475 per share).

During 2004, the Company issued 279,260 shares of common stock for services with a fair value of $446,816 ($1.60 per share).

During 2004, the Company issued 830,000 shares of restricted common stock for services to three consultants having a fair value of $1,195,200 ($1.44 per share).

During 2004, the Company issued 440,000 shares of restricted common stock for services with a fair value of $404,800 ($.92 per share).

During 2004, the Company issued 100,000 shares of our restricted common stock for services with a fair value of $147,500 ($1.475 per share).

During 2004, the Company issued 1,933,224 shares to consultants for services with a fair value of $1,162,444 ($0.60 per share).

On July 28, 2004, as consideration for the Director's personal guaranty of a note payable (see Note 4), the Company issued the Director 800,000 shares of common stock having a fair value of $832,000 ($1.04 per share).

During August 2004, the Company issued 1,000,000 shares to consultants for real estate service with a fair value of $1,130,000 ($1.13 per share).

During August 2004, the Company issued 21,460 shares to a consultant for services with a fair value of $13,734 ($0.64 per share).

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

During August, 2004, the Company issued 200,000 shares to a consultant for financial services with a fair value of $122,000 ($0.61 per share).

During August 2004, the Company issued 36,000 shares to a consultant for engineering services with a fair value of $21,420 ($0.60 per share).

On September 30, 2004, the Company issued 300,000 to employees as a bonus with a fair value of $99,000 ($0.33 per share).

(C) STOCK ISSUED FOR LEGAL SETTLEMENT


Per the second amendment to concurrent use and settlement agreement between Sensable Technologies, Inc. and Infinium Labs, Inc. dated May 28, 2004:

      - During February 2004, the Company issued 66,668 shares of common stock with a fair value of $98,335 ($1.475 per share) in partial settlement of a lawsuit.

      - On June 4, 2004, the Company issued 53,332 shares of restricted common stock with a fair value of $77,565 in final settlement of a lawsuit ($1.455 per share).


(D) STOCK ISSUED FOR CASH WITH NOTES PAYABLE

During 2004, the Company issued 240,000 shares of common stock with a fair value of $354,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

During 2004, the Company issued 40,000 shares of common stock with a fair value of $55,200 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.38 per share).

During 2004, the Company issued 200,000 shares of common stock with a fair value of $284,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.42 per share).

During 2004, the Company issued 100,000 shares of common stock with a fair value of $147,500 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

During 2004, the Company issued 60,000 shares of common stock with a fair value of $67,800 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.13 per share).

During 2004, the Company issued 33,000 shares of common stock with a fair value of $47,190 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.43 per share).

During 2004, the Company issued 511,000 shares of common stock with a fair value of $753,725 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.475 per share).

During 2004, the Company issued 7,500 shares of common stock with a fair value of $11,025 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($1.47 per share).

(E) STOCK ISSUED UNDER LOAN DEFAULT PROVISIONS

During 2004, the Company issued 74,999 shares to a note payable holder under a loan default provision with a fail value of $110,624 ($1.475 per share).

During 2004, the Company issued 75,000 shares to a note payable holder under a loan default provision with a fail value of $84,750 ($1.13 per share).

During 2004, the Company issued 80,000 shares to a note payable holder under a loan default provision with a fail value of $118,000 ($1.475 per share).

During 2004, the Company issued 603,038 shares to a note payable holder under a loan default provision with a fail value of $942,548 ($1.56 per share).

During 2004, the Company issued 955,312 shares to a note payable holder under a loan default provision with a fail value of $1,404,309 ($1.47 per share).

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

(F) STOCK DIVIDEND

During January 2004, the Company declared a 4 for 1 common stock dividend effected to stockholders of record on January 19, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this dividend.

(G) STOCK ISSUED IN REVERSE MERGER

On January 5, 2004, the Company issued 16,156,000 (807,800 pre-split) shares of common stock for all the outstanding shares of Global Business Resources.

All of these transactions were exempt from registration requirements of Section 4(2) of the Securities Act as transactions not involving a public offering.

NOTE 6 COMMITMENTS AND CONTINGENCIES

(A) DISTRIBUTION AGREEMENT

Infinium signed a distribution agreement with Riverdeep, Inc. ("Riverdeep") that will allow Infinium to market Riverdeep's catalog of award-winning video games and edutainment software on the Phantom Game System. The agreement expires on March 30, 2006 and authorizes Infinium to distribute Riverdeep's products, via the Phantom Game Service or pre-load, onto the Phantom Game Receiver. The titles will be available to subscribers of the Phantom Game Service on both a pay-per-play and pay-to-own basis.

The agreement with Riverdeep requires Infinium to make the following guaranteed, non-refundable, irrevocable, non-transferable license fees as follows:

March 30, 2004                                    $    50,000
June 30, 2004                                          50,000
September 30, 2004                                    125,000
                                                  -----------
Total                                             $   225,000
                                                  ===========

In addition, Infinium incurs license fees with respect to each unit of product distributed. These per unit license fees shall be applied against the aforementioned guaranteed license fees. Once the guaranteed license fees have been earned down and recouped by Infinium, then Infinium shall pay directly to Riverdeep the per unit license fees for every unit of product it distributes. The per unit unlimited license (pay-to-own) fee ranges from $6.50 to $28.00 per title. The per unit limited license (pay-per-play) fee equals fifty percent (50%) of Infinium's revenue realized from the limited licenses granted to end users.

As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the payments for the guaranteed license fees, the company has expensed the guaranteed license fees as incurred. Since the periods presented on the accompanying financial statements are from December 9, 2002 (inception) through December 31, 2003, no guaranteed license fees had been incurred during this reporting period and, therefore, no expense was reported for these guaranteed license fees on the accompanying financial statements.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

In the event that the per unit license fees exceed the guaranteed license fees, those per unit license fees will be expensed as incurred. Accordingly, the corresponding revenue related to the product distribution will be recognized as earned.

(B) LEASES

Infinium leases office space in Sarasota, Florida (starting September 18, 2003) and Richardson, Texas (starting December 15, 2003) under operating leases that expire in 2009 and 2007, respectively. Minimum future rental payments under these leases are as follows:

Year ending October 31,                                     AMOUNT
----------------------------------                     ------------
2004                                                     $ 213,312
2005                                                       255,341
2006                                                       271,914
2007                                                       240,426
2008                                                       243,488
Thereafter                                                 134,134
                                                       ------------
                                                       $ 1,358,615
                                                       ============


The Florida lease provides for a renewal option of 5 years at a rental rate equal to the last year of the initial term with an increase equal to the Consumer Price Index not to exceed 5%. Rent expense for the period ended September 30, 2004 was $214,204.


(C) LITIGATION

As of September 30, 2004, the Company is not a party to any litigation other than litigation arising in the ordinary course of its business, which is not expected to have a material adverse effect on its financial condition or results of operations and has not accrued any amounts relating to any litigation.

(D) EMPLOYMENT AGREEMENTS

On January 3, 2004, the Company entered into an employment agreement with its Executive Vice President of Channel Sales for a period of three years unless the Company or the employee agrees to terminate the agreement within three months prior to the anniversary date. The agreement provides for an initial minimum annual salary of $125,000, which increased to $175,000 on September 1, 2004.

(E) LICENSES


We have entered into agreements with a number of publishers to provide content for our Phantom Game Service. These agreements provide that we pay an advance to each publisher, which is recoupable by us against future royalties payable to these publishers under their respective agreements. We currently owe an aggregate of $867,500 to these publishers pursuant to these agreements and if we fail to pay these advances, these agreements may be terminated. As the company has not commenced sales of the game system and there is no definitive way to determine the future economic benefit associated with the advances, the company expenses advances as incurred. The terms of the agreements range from one year to five years. The agreements grant the company a license to electronically distribute copies of the games to end users for which the company pays the publisher per unit costs or royalties based upon a percentage of the amounts received from the end users.

                       INFINIUM LABS, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no sales and has a working capital deficiency of $10,611,532. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for the Company to continue as a going concern.


NOTE 8 RELATED PARTY TRANSACTIONS

The Company issued a director 800,000 shares of common stock as consideration for the director's personal guaranty of a $500,000 note payable secured by a real estate mortgage encumbering the director's residence.

The Company compensated the Chief Executive Officer $50,000 as consideration for the Chief Executive Officer's personal guaranty of a $1,500,000 note payable secured by a real estate mortgage encumbering the Chief Executive Officer's residence.

NOTE 9 SUBSEQUENT EVENTS


(A) NOTES PAYABLE

On October 20, 2004, we entered into a Bridge Loan Agreement with Hazinu Ltd. pursuant to which the Lender advanced the principal amount of $300,000 to the Company on October 21, 2004 in exchange for (i) a 10% secured promissory note in such principal amount, (ii) 500,000 shares of our common stock, and (iii) warrants to purchase 500,000 shares of our common stock.

On October 27, 2004, we entered into a Bridge Loan Agreement with JM Investors, LLC, Fenmore Holdings, LLC, Viscount Investments Limited and Congregation Mishkan Sholom pursuant to which the Lenders advanced an aggregate principal amount of $300,000 to the Company on October 28, 2004 in exchange for (i) 10% secured promissory notes in such aggregate principal amount, (ii) 500,000 shares of our common stock and (iii) warrants to purchase an aggregate of 500,000 shares of our common stock.

(B) COMMON STOCK ISSUANCES

On October 8, 2004, the Company issued 40,000 shares of common stock to an employee with a fair value of $20,000 ($0.50 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 18, 2004, the Company issued 100,000 shares of common stock to an employee with a fair value of $38,000 ($0.38 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering

On October 21, 2004, the Company issued 50,000 shares of common stock for financial services with a fair value of $15,500 ($0.31 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 21, 2004, the Company issued 800,000 shares of common stock for marketing services with a fair value of $232,000 ($0.29 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 20, 2004, the Company issued 500,000 shares of common stock with a fair value of $185,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($0.37 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 27 2004, the Company issued 500,000 shares of common stock with a fair value of $145,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($0.29 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 300,000 shares of common stock to its CEO for services with a fair value of $115,500 ($0.385 per share).

During 2004, the Company issued 200,000 shares of common stock to its President for services with a fair value of $77,000 ($0.385 per share).

During 2004, the Company issued 1,748,264 shares of common stock to contractors for services with a fair value of $605,242 ($0.3462 per share).

During 2004, the Company issued 2,162,102 shares of common stock to employees for services with a fair value of $832,409 ($0.385 per share).


(C) LITIGATION

On or around November 24, 2004, SBI-USA, LLC, filed suit against us and our chief executive officer, Timothy M. Roberts, in United States District Court, Central District of California. The suit alleges breach of contract and fraud and seeks to recover damages of approximately $600,000 under a contract that we terminated with plaintiff, as well as punitive damages and attorney's fees. In connection with the breach of contract claim, the plaintiff alleges that, since March 6, 2004, we raised more than $30 million in financing and owe plaintiff 2% of all amounts received. In connection with the fraud claim, plaintiff claims that we represented that plaintiff would be our exclusive investment banker during the term of the agreement with plaintiff, and that we hired a competing firm. Prior to filing suit, plaintiff demanded that we pay approximately $66,000 in unpaid expenses as full compensation for amounts due under the agreement. Shortly following our refusal to do so absent documentation of the claimed expenses, plaintiff initiated this suit. Our counsel has advised us that this suit is completely meritless and we intend to vigorously defend it. A default was entered against Timothy Roberts on January 5, 2005, but no default judgment has been entered. A motion to set aside the default was filed on February 7, 2005 and set to be heard on March 21, 2005. The motion seeks to set aside the default based on both lack of personal jurisdiction against Mr. Roberts as well as for good cause to set aside the default.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") permits us to indemnify our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement or incurred in defense of any action (other than an action by us or in our right) arising by reason of the fact that he is or was our officer or director, if in any civil action or proceeding it is determined that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, it is determined that he had no reasonable cause to believe his conduct was unlawful. Section 145 also permits us to indemnify any such officer or director against expenses incurred in an action by us or in our right if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, except in respect of any matter as to which such person is adjudged to be liable to us, unless allowed by the court in which such action is brought. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute also permits purchase of liability insurance by us on behalf of our officers and directors.

Our Bylaws provide for the mandatory indemnification of and advancement of litigation expenses to any person to the full extent permitted by the DGCL against expenses, judgments, fines and amounts paid in settlement reasonably incurred in connection with any action, suit or proceeding in which he is made, or threatened to be made, a party by reason of the fact he is or was our director or officer or, at our request, of another entity. These provisions are not exclusive of any other indemnification rights to which a person may otherwise be entitled. We may also purchase liability insurance on behalf of our directors and officers [and have done so].

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, stock purchases or redemptions of shares, or (iv) for any transaction from which the director derives an improper personal benefit. Our Certificate of Incorporation, as amended, includes such a provision.

Item 25. Other Expenses of Issuance and Distribution.

         SEC registration fee                                   $10,000
         Legal and accounting fees and expenses                 $50,000
                                                                -------
         Total                                                  $60,000
                                                                =======

All amounts in the above table are estimated except the SEC registration fee. None of the expenses will be paid by selling stockholders.

Item 26. Recent Sales of Unregistered Securities.

On January 5, 2004, the Company issued 75,399,220 shares of common stock as merger consideration to the former stockholders of Infinium Labs Operating Corporation. These shares were issued in a transaction exempt from the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 506 of Regulation D promulgated thereunder based on the following facts (the "Rule 506 Conditions"):

(i) the securities were sold only to accredited investors;

(ii) the securities were not offered by any form of general solicitation or general advertising;

(iii) each investor had represented that such investor was acquiring the securities for such investor's own account for investment; and

(iv) the securities were issued with restrictive legends.

On January 7, 2004, the Company issued 2,290,000 shares of common stock to eight investors in a private placement for consideration of $0.25 per share. These shares were issued in a transaction exempt from the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder based on the fact that they were issued in compliance with the Rule 506 Conditions.

Also on January 7, 2004, our Board of Directors declared a stock dividend of 4 shares of common stock for each share of common stock outstanding on January 19, 2004 (the "Record Date"). The stock dividend was payable on the Record Date to holders of record of common stock as of the Record Date.

On January 22, 2004, the Company issued 4,360,000 shares of common stock to 32 investors in a private placement for consideration of $0.25 per share. These shares were issued in a transaction exempt from the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder based on the fact that they were issued in compliance with the Rule 506 Conditions.

On February 12, 2004, the Company borrowed $1.4 million under a 15% secured debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 80,000 shares of common stock. These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On February 23, 2004, the Company borrowed $1.0 million under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 100,000 shares of common stock. These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On February 27, 2004, the Company borrowed $500,000 under a 12% secured subordinated debenture for a maximum term of 12 months. As additional consideration, the Company issued to the holder 80,000 shares of common stock. These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On March 30, 2004, the Company issued 66,668 shares of common stock to a single claimant as consideration for the settlement of a lawsuit. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve any public offering. We subsequently issued 33,332 in final settlement of this lawsuit.

On March 30, 2004, the Company issued 1,750,000 shares of common stock to six service providers in exchange for services. These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On April 7, 2004, the Company borrowed $500,000 under a 15% promissory note which is payable on December 15, 2004. As additional consideration, the Company issued 200,000 shares of our restricted common stock valued at $1.42 per share. These transactions were exempt from section 4(2) of the Securities Act.

During 2004, the Company issued 400,000 shares of common stock for cash of $100,000 ($0.25 per share). These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On May 7, 2004, the Company borrowed $250,000 under a 15% promissory note, which is payable on September 15, 2004. As additional consideration, the Company issued 100,000 shares of our restricted common stock valued at $1.475 per share. These transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On May 19, 2004, the Company borrowed $1,167,260 under a 15% secured convertible debenture for a maximum term of one year valued at $1.47 per share for financial reporting purposes. As additional consideration, the Company issued 1,645,850 shares of our restricted common stock. These transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On May 24, the Company issued 279,260 shares of common stock for services with a fair value of $446,816 valued at $1.60 per share for financial reporting purposes. These transactions were exempt from registration under Section 4(2) of the Securities Act because they did not involve any public offering.

On May 25, 2004, the Company issued 600,000 shares of our restricted common stock for services valued at $1.44 per share for financial reporting purposes. This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On May 25, 2004, the Company issued 200,000 shares for services at $1.44 per share for financial reporting purposes. This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On May 25, 2004, the Company issued 30,000 shares of our restricted common stock for services valued at $1.44 per share for financial reporting purposes. This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On May 28, 2004, the Company borrowed $350,000 under a 15% promissory note, which was payable on August 2, 2004. As additional consideration, the Company issued 33,000 shares of our restricted common stock for financial reporting purposes. These transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On June 4, 2004, the Company borrowed $825,000 under a 15% secured convertible promissory note, which was payable no later than June 3, 2005. As additional consideration, the Company issued 511,000 shares of our restricted common stock valued at $1.475 per share. We subsequently issued 74,999 shares valued at $1.475 per share as a penalty for our failure to profile a timely registration statement under the terms of our agreement. These transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On June 4, 2004, the Company issued 20,000 shares of our restricted common stock valued at $1.42 per share, in settlement of litigation. This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On June 18, 2004, the Company issued 440,000 shares of our restricted common stock valued at $0.92 per share in settlement of litigation. This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On June 21, 2004, the Company borrowed $1,500,000 under a 15% promissory note, which was payable no later than June 22, 2004. As additional consideration, the Company issued 135,000 shares of our restricted common stock valued at $1.13 per share. These transactions were exempt from registration under section 4(2) of the Securities Act because they did not involve any public offering.

On June 30, 2004, the Company issued 100,000 shares of our restricted common stock for services valued at $1.475 per share. This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On July 28, 2004, the Company borrowed $500,000 under a 15% promissory note which is payable on July 28, 2005 and was guaranteed by a Director. As consideration for the Director's personal guaranty of note, the Company issued the Director 800,000 shares of common stock having a fair value of $832,000 ($1.04 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August 2004, the Company issued 1,000,000 shares to consultants for real estate service with a fair value of $1,130,000 ($1.13 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August 2004, the Company issued 21,460 shares to a consultant for services with a fair value of $13,734 ($0.64 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August, 2004, the Company issued 200,000 shares to a consultant for financial services with a fair value of $122,000 ($0.61 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During August 2004, the Company issued 36,000 shares to a consultant for engineering services with a fair value of $21,420 ($0.60 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During 2004, the Company issued 1,933,224 shares to consultants for various consulting services ($0.60 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On August 26, 2004, the Company issued 200,000 shares of common stock for $200,000 ($1.00 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On September 30, 2004, the Company issued 300,000 shares to employees with a fair value of $99,000 ($0.33 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During 2004, the Company issued 1,900,400 shares of common stock for $475,000 ($0.25 per share). In connection with this transaction, the Company issued 2,022,900 warrants to purchase common stock exercisable at a price of $0.25. This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 8, 2004, the Company issued 40,000 shares to an employee with a fair value of $20,000 ($0.50 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 18, 2004, the Company issued 100,000 shares to an employee with a fair value of $38,000 ($0.38 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 21, 2004, the Company issued 50,000 shares for financial services with a fair value of $15,500 ($0.31 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 21, 2004, the Company issued 800,000 for marketing services with a fair value of $232,000 ($0.29 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 300,000 shares of stock to its CEO for services with a fair value of $115,500 ($0.385 per share). The company also issued 200,000 shares of stock to its President for services with a fair value of $77,000 ($0.385 per share).

During 2004, the Company issued 1,748,264 shares to contractors for services with a fair value of $605,242 ($0.3462 per share).

During 2004, the Company issued 2,162,102 shares to employees for services with a fair value of $832,409 ($0.385 per share).

On October 20, 2004, the Company issued 500,000 shares of common stock with a fair value of $185,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($0.37 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On October 27 2004, the Company issued 500,000 shares of common stock with a fair value of $145,000 as additional consideration for a note payable. The fair value of the stock was allocated from the total proceeds received on the note payable and the resulting discount on the note payable will be amortized over the life of the note ($0.29 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

During 2004, the Company issued 1,199,635 shares of common stock for $264,075 ($0.22 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

On November 17, 2004, the Company issued 900,000 to employees with a fair value of $434,000 ($0.28 per share). This transaction was exempt from registration under Section 4(2) of the Securities Act because it did not involve a public offering.

On November 18, 2004, the Company issued 500,000 shares to a consultant for services with a fair value of $130,000 ($0.26 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During 2004, the Company issued 2,545,385 shares to consultants for various consulting services($0.25 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During 2004, the Company issued 2,643,280 shares to employees for services ($0.25 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During December 2004, the Company issued 640,000 shares its CEO and President for services ($0.25 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During 2004, the Company issued 375,000 shares to debt holders for interest. This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During 2004, the Company issued 150,000 shares to an advisor for advisory services. This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.

During 2004, the Company issued 1,189,635,000 shares for cash ($0.25 per share). This transaction was exempt from registration under section 4(2) of the Securities Act because it did not involve any public offering.


On December 16, 2004, we closed a transaction pursuant to a Securities Purchase Agreement, dated as of December 13, 2004, with several accredited investors pursuant to which those accredited investors lent an aggregate principal amount of $1,160,000 to us in exchange for (i) 8% convertible debentures Series 04-02 in that aggregate principal amount, and (ii) Class 2004-A warrants to purchase 5,437,487 shares of our common stock, Class 2004-B warrants to purchase 5,437,487 shares of our common stock and Class 2004-C warrants to purchase 5,437,487 shares of our common stock. The aforementioned securities were issued to the Lender by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and/or Section 4(2) of the Act.

On December 28, 2004, these investors received an aggregate of 250,000 shares of common stock. The aforementioned securities were issued to the Lender by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and/or Section 4(2) of the Act.

On December 28, 2004, we closed a transaction pursuant to a Securities Purchase Agreement, dated as of December 23, 2004, with several accredited investors pursuant to which those accredited investors lent an aggregate principal amount of $1,000,000 to us in exchange for (i) 8% convertible debentures Series 04-03 in that aggregate principal amount, and (ii) Class 2004-A-2 warrants to purchase 4,687,485 shares of our common stock. We received the net proceeds of this financing on January 6, 2005. The aforementioned securities were issued to the investors by us pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and/or Section 4(2) of the Act. In addition, the investors received an aggregate of 500,000 shares of common stock as consideration for entering into a amendment.

Unless otherwise stated all of the above-referenced securities were issued in a transaction exempt from the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 506 of Regulation D promulgated thereunder based on the following facts (the "Rule 506 Conditions"):

(i) the securities were sold only to accredited investors;

(ii) the securities were not offered by any form of general solicitation or general advertising;

(iii) each investor had represented that such investor was acquiring the securities for such investor's own account for investment; and

(iv) the securities were issued with restrictive legends.


Item 27. Exhibits.

   Exhibit No.                       Exhibit Description                                   Location
--------------------------------------------------------------------------------------------------------------------
 2-1        Agreement and Plan of Merger dated as of Filed herewith   Incorporated  by  Reference  to Exhibit
            December 24, 2003 by and among Global Business            2-1 to Form 8-K  filed  with the SEC on
            Resources, Inc., Global Infinium Merger Sub, Inc.,        January 20, 2004
            Infinium Labs Corporation and Peter J. Goldstein
 3-1        Certificate of Incorporation                              Incorporated  by  Reference  to Exhibit
                                                                      3-0 to  Form  SB-2  (Registration  No.
                                                                      333-67990)   filed   with  the  SEC  on
                                                                      August 20, 2001

 3-2        Certificate of Amendment of Certificate of Incorporation  Incorporated  by  reference  to Exhibit
                                                                      3-2 to the  Company's  Form  10-KSB for
                                                                      the year ended  December  31, 2003 (the
                                                                      "Form 10-KSB")

 3-3        Certificate of Amendment of Certificate of Incorporation  Incorporated  by  reference  to Exhibit
                                                                      3-3 to the  Company's  Form  10-KSB for
                                                                      the year ended  December  31, 2003 (the
                                                                      "Form 10-KSB")
 3-4        By-laws                                                   Incorporated  by  reference  to Exhibit
                                                                      3-4 to the  Company's  Form  10-KSB for
                                                                      the year ended  December  31, 2003 (the
                                                                      "Form 10-KSB")

 4-1        Stock Purchase Agreement dated as of January 22, 2004     Incorporated  by  reference  to Exhibit
            between Infinium Labs, Inc. and SBI Brightline VI, LLC    4-1 to Form 8-K  filed  with the SEC on
                                                                      January 26, 2004
 4-2        Stock Purchase Agreement dated as of January 22, 2004     Incorporated  by  reference  to Exhibit
            between Infinium Labs, Inc. and Infinium Investment       4-2 to Form 8-K  filed  with the SEC on
            Partners, LLC                                             January 26, 2004
 4-3        Form of Subscription Agreement between Infinium Labs,     Incorporated  by  reference  to Exhibit
            Inc. and certain stockholders of Infinium Labs, Inc.      4-3 to the Form 10-KSB
 5-1        Opinion from counsel                                      Filed herewith

10-1        12% Secured Subordinated Debenture between the Company    Incorporated  by  reference  to Exhibit
            and Contare Ventures, LLC, dated February 23, 2004        10-11 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004
10-2        12% Secured Subordinated Debenture between the Company    Incorporated  by  reference  to Exhibit
            and Gary Kurfirst, dated February 23, 2004                10-8 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004
10-3        15% Secured Debenture between the Company and James       Incorporated  by  reference  to Exhibit
            Beshara, dated February 12, 2004                          10-4 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004
10-4        15% Secured Debenture between the Company and Ronald      Incorporated  by  reference  to Exhibit
            Westman, dated April 7, 2004                              10-1 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004
10-5        15% Secured Subordinated Debenture between the Company    Incorporated  by  reference  to Exhibit
            and James Beshara, dated May 7, 2004                      10-3 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004
10-6        15% Secured Debenture between the Company and Ronald      Incorporated  by  reference  to Exhibit
            Westman, dated May 7, 2004                                10-10 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004

10-7        Pledge Agreement between Robert F. Shambro in favor of    Incorporated  by  reference  to Exhibit
            Phoenix Capital Opportunity Fund, dated May 12, 2004      10-6 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004
10-8        Promissory Note between the Company and Sharon M.         Incorporated  by  reference  to Exhibit
            Beshara, dated May 18, 2004                               10-5 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004
10-9        15% Secured Subordinated Debenture between the Company    Incorporated  by  reference  to Exhibit
            and SBI USA, LLC, dated May 28, 2004                      10-9 to the Form 10-QSB  filed with the
                                                                      SEC on August 23, 2004
10-10       Commercial Promissory Note between the Company and Video  Incorporated  by  reference  to Exhibit
            Associates, LLC, dated June 2004                          10-10 to the  Form  10-QSB  filed  with
                                                                      the SEC on August 23, 2004
10-11       Amended and restored convertible secured promissory note  Incorporated  by  reference  to Exhibit
            dated, June 16, 2004, between the Company and Phantom     10-2 to the  Form  10-QSB  filed  with
            Investors, LLC                                            the SEC on August 23, 2004

10-12       Commercial Promissory Note between the Company and        Incorporated  by  reference  to Exhibit
            Video Associates, LLC, dated June 2004                    10-7 to the  Form  10-QSB  filed  with
                                                                      the SEC on August 23, 2004
10-13       Employee Stock Ownership                                  Incorporated  by  reference  to Exhibit
                                                                      10-12 to the  Form  10-QSB  filed  with
                                                                      the SEC on August 23, 2004
10-14       Promissory Note between the Company and Stephen           Filed herewith
            A. Witzer, dated July 28, 2004

10-15       10% Secured Promissory Note between the Company and       Incorporated  by  reference  to Exhibit
            Hazinu Ltd., dated October 20, 2004                       4-2 to Form 8-K  filed  with the SEC on
                                                                      October 29, 2004
10-16       10% Secured Promissory Note between the Company and JM    Incorporated  by  reference  to Exhibit
            Investors, LLC, Fenmore Holdings, LLC, Viscount           4-6 to Form 8-K  filed  with the SEC on
            Investments Limited and Congregation Mishkan Sholom,      October 29, 2004
            dated October 27, 2004
10-17       Securities Purchase Agreement between the Company and     Incorporated  by  reference  to Exhibit
            Hazinu Ltd., JM Investors, LLC, Fenmore Holdings, LLC,    4-1 to Form 8-K  filed  with the SEC on
            Viscount Investments Limited and Congregation Mishkan     December 22, 2004
            Sholom, dated December 13,2004

10-18       Registration Rights Agreement between the Company and     Incorporated  by  reference  to Exhibit
            Hazinu Ltd., JM Investors, LLC, Fenmore Holdings, LLC,    4-2 to Form 8-K  filed  with the SEC on
            Viscount Investments Limited and Congregation Mishkan     December 22, 2004
            Sholom, dated December 13,2004
10-19       8% Convertible Debenture between the Company and Hazinu   Incorporated  by  reference  to Exhibit
            Ltd., JM Investors, LLC, Fenmore Holdings, LLC, Viscount  4-3 to Form 8-K  filed  with the SEC on
            Investments Limited and Congregation Mishkan Sholom,      December 22, 2004
            dated December 13,2004
10-20       8% Convertible Debenture between the Company and          Incorporated by reference to Form 8-K
            accredited investors, dated December 23,2004              filed with the SEC on January 4, 2004

10-22       Pinnacle Marketing agreement to serve as manufacturing    Filed herewith
            representatives
10-23       Summit Marketing agreement to serve as manufacturing      Filed herewith
            representatives
10-24       Limelight Networks agreement to provide digital           Filed herewith
            delivery network services
10-25       Chicony agreement to manufacture system hardware          Filed herewith
10-26       Saitek agreement to manufacture system hardware           Filed herewith
10-27       BIOSTAR(R) Microtech International Corp. agreement for    Filed herewith
            engineering, industrial design and manufacturing
10-28       Teague agreement for engineering and industrial design    Filed herewith
23-1        Consent from accountants                                  Filed herewith


Item 28. Undertakings.

The undersigned registrant hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof; and

(3) It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on February 14, 2005.


                                       INFINIUM LABS, INC.

                                       By:  /s/ Timothy M. Roberts
                                            ------------------------------------
                                            Timothy M. Roberts,
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy M. Roberts his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                      Date
        ---------                         -----                      ----


/s/ Timothy M. Roberts        Chairman, Chief Executive       February 14, 2005
------------------------        Officer and Director
Timothy M. Roberts          (Principal Executive Officer)
                                  and Acting Chief
                                 Financial Officer
                                (Principal Financial
                              and Accounting Officer)

/s/ Richard Angelotti        Director                         February 14, 2005
------------------------
Richard Angelotti